EXHIBIT 10.29
LEASE AGREEMENT
Between
MUSKOGEE MEDICAL CENTER AUTHORITY,
d/b/a MUSKOGEE REGIONAL MEDICAL CENTER,
an Oklahoma Public Trust,
as
Landlord,
MUSKOGEE REGIONAL MEDICAL CENTER, LLC,
a Delaware limited liability company,
as
Tenant
and
CAPELLA HEALTHCARE, INC.,
a Delaware corporation,
As
Guarantor
April 3, 2007

LEASE AGREEMENT
     This LEASE AGREEMENT (the “Lease”) is made and entered into as of April 3, 2007 (the “Execution Date”), by and between MUSKOGEE MEDICAL CENTER AUTHORITY, d/b/a MUSKOGEE REGIONAL MEDICAL CENTER, an Oklahoma public trust created pursuant to the Oklahoma Public Trust Act (“Landlord”), MUSKOGEE REGIONAL MEDICAL CENTER, LLC, a Delaware limited liability company (“Tenant”), and CAPELLA HEALTHCARE, INC., a Delaware corporation (“Capella”). Landlord and Tenant may be referred to individually as a “Party,” and collectively, as the “Parties.”
RECITALS
     WHEREAS, Landlord was created pursuant to the Oklahoma Public Trust Act to, among other things, control and operate a general acute care hospital known as Muskogee Regional Medical Center (the “Hospital”);
     WHEREAS, Landlord and the City of Muskogee, Oklahoma (the “City”), have entered into the March 1, 1974 Lease Agreement (as amended and restated on March 30, 2007) attached as Exhibit A (the “Prime Lease”), pursuant to which the City leases to Landlord certain improved real estate described therein (the “Leased Real Property”) which is used in the operation of the Hospital;
     WHEREAS, Landlord owns the improved and unimproved real property described on Exhibit B (the “Owned Real Property”), all of which is used or held in connection with the operation of the Hospital and its related businesses;
     WHEREAS, Landlord and the City have determined that it is in the best interest of the Hospital and the greater Muskogee community for Landlord to enter into this Lease, pursuant to which Tenant will lease from Landlord the Owned Real Property and sublease from Landlord the Leased Real Property (the Owned Real Property and the Leased Real Property collectively, the “Premises”);
     WHEREAS, in connection with the foregoing, Landlord, certain affiliates thereof and Tenant have entered into a Master Agreement dated March 30, 2007 (the “Master Agreement”), pursuant to which, inter alia, Landlord has or will transfer and sell to Tenant certain non-real property assets which are used in the operation of the Hospital and its related businesses;
     WHEREAS, as described in the Master Agreement, Landlord has agreed to complete certain construction projects on the Premises, including the construction of improvements indicated by the shaded area on the Hospital diagram attached as Exhibit C (the “West Side Expansion Project”); and
     WHEREAS, the Parties desire to enter into this Lease to memorialize the terms upon which Tenant will lease the Premises from Landlord.

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the adequacy and receipt of which hereby are acknowledged, the Parties, intending to be legally bound, agree as follows:
ARTICLE I
DEMISE OF LEASEHOLD
     1.1 Demise of Leasehold.
          (a) Subject to the provisions, covenants and agreements herein contained, Landlord hereby leases and demises to Tenant, and Tenant hereby leases from Landlord, the Owned Real Property, for the Term, subject to the Permitted Encumbrances and the Assumed Liabilities (as such terms are defined in the Master Agreement).
          (b) Subject to the provisions, covenants and agreements herein contained, Landlord hereby subleases and demises to Tenant, and Tenant hereby subleases from Landlord, the Leased Real Property, for the Term, subject to the Permitted Encumbrances, the Assumed Liabilities, and the existing covenants, conditions and restrictions set forth in the Prime Lease.
          (c) The Premises shall include all right, title and interest Landlord may have, if any, in, to and under any and all easements, appurtenant to the Owned Real Property and the Leased Real Property, and all right, title and interest Landlord may have, if any, in and to any and all roads, streets, lanes and highways adjacent to the Premises.
ARTICLE II
TERM
     2.1 Term. The initial term of this Lease shall commence as of 12:01 a.m. on April 3, 2007 (the “Commencement Date”) and shall end on March 30, 2047 (the “Expiration Date”)1, unless sooner terminated as provided herein (the “Term”).
     2.2 Delivery of Possession. Landlord shall deliver possession of the Premises to Tenant as of the Commencement Date.
     2.3 Condition of Premises. Upon possession by Tenant, the Premises shall be as represented to Tenant in the Master Agreement. EXCEPT AS SET FORTH IN THE PRECEDING SENTENCE, LANDLORD DOES NOT MAKE, AND TENANT ACKNOWLEDGES THAT LANDLORD HAS NOT MADE, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE CONDITION, HABITABILITY, MERCHANTABILITY, COMPLIANCE WITH SPECIFICATIONS, DESIGN, OPERATION OR FREEDOM FROM LATENT DEFECTS OF THE PREMISES OR ITS PRESENT OR FUTURE FITNESS OR AVAILABILITY FOR ANY PARTICULAR PURPOSE OR USE, AND LANDLORD SHALL NOT BE LIABLE FOR ANY LATENT OR PATENT DEFECT THEREIN OR FOR THE FAILURE OF THE PREMISES TO COMPLY

[1]	One day prior to the expiration of the Prime Lease.

WITH ANY LEGAL REQUIREMENT APPLICABLE THERETO. Except as set forth herein or in the Master Agreement, all risks incident to the matters referred to in the preceding sentence shall be borne by Tenant.
     2.4 Provisions Regarding Prime Lease. The terms of this Lease, as they relate to the Prime Lease and the Leased Real Property, are subject and subordinate to the terms of the Prime Lease. Each Party agrees that it will not, by its act or omission to act, cause a default under the Prime Lease. In furtherance of the foregoing, the Parties confirm, each to the other, that it is not practical in this Lease to enumerate all of the rights and obligations of the respective Parties under the Prime Lease and specifically to allocate those rights and obligations in this Lease. Accordingly, in order to afford to Tenant the benefits of this Lease and of those provisions of the Prime Lease which by their nature are intended to benefit the Party in possession of the Hospital (as defined in the Prime Lease) and in order to protect Landlord against a default by Tenant which might cause a default or event of default by Landlord under the Prime Lease, the Parties agree as follows:
          (a) Provided Tenant shall timely pay all Rent (as defined in Section 3.3) when and as due under this Lease, Landlord shall pay, when and as due, all rent and other charges payable by Landlord to the City under the Prime Lease;
          (b) Landlord shall not terminate and shall perform its covenants and obligations as tenant under the Prime Lease (unless Landlord is prohibited from doing so as a result of the action or inaction of Tenant);
          (c) Tenant shall perform all affirmative covenants under the Prime Lease and shall refrain from performing any act which is prohibited by the negative covenants of the Prime Lease, where the obligation to perform or refrain from performing is by its nature imposed upon the party in possession of the Leased Real Property;
          (d) Landlord shall not agree to any amendment to the Prime Lease, unless Landlord shall first obtain Tenant’s prior approval, which shall not be unreasonably withheld.
          (e) Landlord grants to Tenant the right to receive all of the services and benefits with respect to the Leased Real Property which are to be provided, if any, by the City pursuant to the Prime Lease. Notwithstanding the foregoing, the Parties contemplate that the City will, in fact, perform its obligations under the Prime Lease and in the event of any default or failure of performance by the City, Landlord agrees that it will, upon notice from Tenant, make demand upon the City to perform its obligations thereunder, and Landlord will take appropriate legal action to enforce the Prime Lease.
          (f) Landlord agrees to furnish Tenant with copies of any notices received by Landlord pursuant to the Prime Lease within seventy-two (72) hours after such receipt, and Tenant agrees to furnish Landlord with a copy of (i) any notice received by Tenant from the City pursuant to the Prime Lease within seventy-two (72) hours after such receipt and (ii) any notice Tenant sends to the City concurrently to Landlord. The notices sent pursuant to this Section 2.4(e) shall be sent to the addresses set forth in Section 17.11.

          (g) In the event the Prime Lease is rejected pursuant to Section 365 of the Bankruptcy Code (11 U.S.C. § 365), Landlord agrees, for the benefit of Tenant, that the right of election arising under Section 365(h)(1)(A) of the Bankruptcy Code shall only be exercised by Tenant or its successors or assigns, and not by any other party, including, without limitation, Landlord. Any exercise or attempted exercise by any party other than Tenant or its successors or assigns of such right of election in violation of the preceding sentence shall be void. Unless Tenant or its successors or assigns elect pursuant to Section 365(h)(1)(A) of the Bankruptcy Code to treat the Prime Lease as terminated, rejection of the Prime Lease pursuant to Section 365 of the Bankruptcy Code by City or any parties entitled to act on behalf of or through City (a) shall not terminate the Prime Lease, which shall continue in full force and effect in accordance with its terms, and (b) shall not affect or impair the Lease or the Leasehold Mortgage (as defined in Section 11.2(a)).
     2.5 City’s Consent. This Lease and the obligations of the parties under it have been approved and consented to by the City. The City’s consent shall be deemed to evidence the City’s agreement that Tenant may use the Leased Real Property for the purpose set forth in this Lease, and that Tenant shall be entitled to any waiver of claims and of the right of subrogation for damage to the Leased Real Property if and to the extent that the Prime Lease provides such waivers for the benefit of Landlord.
ARTICLE III
RENT
     3.1 Base Rent. As prepayment in full of the base rent due to Landlord hereunder (the "Base Rent”), and in keeping with the terms of the Master Agreement, Tenant has paid Landlord on the Commencement Date Seventy Five Million Dollars ($75,000,000)].
     3.2 Net Lease. Except as set forth in the Master Agreement, the Base Rent payable hereunder has been paid in full, net to Landlord without setoff, counterclaim, deduction or defense.
     3.3 Additional Rent; Rent. Tenant will also pay, from time to time as provided in this Lease or on demand of Landlord, as additional rent (the “Additional Rent” and together with Base Rent, “Rent”) all other amounts, liabilities and obligations that Tenant herein assumes or agrees to pay. In the event of any failure on the part of Tenant to pay any Additional Rent, Landlord shall have all the rights, powers and remedies provided for in this Lease. Landlord appoints Tenant the attorney-in-fact of Landlord (which appointment is coupled with an interest) for the purpose of making all payments of Additional Rent required to be paid to Persons other than Landlord. In case any such Person shall refuse to accept payment of such Additional Rent from Tenant, Tenant shall thereupon give written notice of such fact to Landlord and shall pay such Additional Rent directly to Landlord or its designee at the place where the Rent is then payable as provided in this Lease.

ARTICLE IV
IMPOSITIONS
     4.1 Obligation to Pay Impositions. In addition to paying the Base Rent specified in ARTICLE III, Tenant shall also pay as Additional Rent the amounts determined in accordance with this ARTICLE IV (“Impositions”).
     4.2 Payment by Tenant. This Lease shall be a “triple-net lease,” as described herein. To this end, Tenant shall pay as Additional Rent for the Premises, all taxes and assessments, general and special, water rates and all other impositions, ordinary and extraordinary, foreseen or unforeseen, of every kind and nature whatsoever, which may be levied, assessed, charged or imposed during the Term upon the Premises, or any part thereof, or upon any improvements at any time situated thereon. Impositions levied against the Premises shall be prorated between Landlord and Tenant as of the Commencement Date for the first year of the Term and as of the Expiration Date for the last year of the Term (on the basis of the Parties’ reasonable estimate thereof); provided, however that Landlord shall not be required to pay any prorated portion of taxes from which it would otherwise be lawfully exempt. Tenant shall have the right, at its sole cost and expense, to contest the amount of the Impositions (but not the obligation to pay the Impositions) in the name of Landlord. Landlord, at Tenant’s sole cost, will cooperate fully with Tenant in any contest relating to any Impositions which does not involve the City or other political subdivisions of the State of Oklahoma or the County of Muskogee, Oklahoma. Tenant may take the benefit of the provisions of any statute or ordinance permitting any assessment to be paid over a period of years, and Tenant shall be obligated to pay only those installments related to or falling due during the Term of this Lease.
     4.3 Additional Taxes. If at any time during the Term the method of taxation prevailing at the commencement of the Term hereof shall be altered so that any new tax, assessment, levy, imposition or charge, or any part thereof, shall be measured by or be based in whole or in part upon the Lease or the Premises, the Base Rent or Additional Rent or other income therefrom, and shall be imposed upon Landlord, then all such taxes, assessments, levies, impositions or charges, or the part thereof, to the extent that they are so measured or based, shall be deemed to be included within the definition of Impositions for the purposes hereof to the extent that such Impositions would be payable if the Premises were the only property of Landlord subject to such Impositions, and Tenant shall pay and discharge the same.
     4.4 In-Kind Payments. If Landlord’s or the City’s status as public or governmental entities results in the Premises being deemed exempt from ad valorem taxes, then Tenant shall make an annual in-kind payment to the governmental or taxing authorities that otherwise would assess ad valorem taxes. The in-kind payment shall be in an amount equal to the ad valorem and real estate taxes that otherwise would have been assessed if Tenant owned the Premises and such property had not been deemed to be exempt from ad valorem taxes. All such in-kind payments shall be deemed Impositions which Tenant shall pay and discharge in accordance with the terms of this ARTICLE IV.
     4.5 Representations and Warranties. Tenant has had an opportunity to consult with Landlord with respect to the Impositions projected for the operation of the Premises but has not relied upon any statements or representations of Landlord or any agent or Affiliate (as defined in the Master Agreement) of Landlord in regard thereto in executing this Lease and agreeing to perform the terms and covenants hereof, and shall make no claims against Landlord based thereon.
ARTICLE V
PERMITTED USE AND COMPLIANCE WITH LAWS
     5.1 Permitted Use. Subject to the terms and conditions of this Lease (including without limitation Section 5.2) the Prime Lease and the Master Agreement, Tenant shall use and occupy the Premises for hospital, healthcare, and medical offices (the “Permitted Uses”), and such other incidental uses such as administration, clerical, medical testing, diagnostic services and retail services that are ancillary to the other Permitted Uses. Tenant covenants and agrees to use and occupy the Premises in conformity with all Legal Requirements (as such term is defined in Section 5.4).
     5.2 Operating Covenants. Subject to the terms of this Lease, the Prime Lease, and the Master Agreement, the Parties, for themselves and for their respective successors and assigns, hereby grant, reserve and declare that the Premises and Tenant’s use of the Premises shall be subject to the following restrictions and covenants, all of which Tenant shall observe and perform:
          (a) Continuation of Operations. Following the Commencement Date and during the term of this Lease, Tenant will continue to operate the Hospital as a general acute care hospital and will continue to provide all essential services provided at the Hospital by Landlord as of the Commencement Date, including medical, surgical, critical care, emergency, obstetrics, and inpatient rehabilitation services, in each case subject to the availability of qualified physicians. No essential service may be discontinued without the prior written consent of the Board of Trustees (as hereinafter defined). Following the Commencement Date and during the term of this Lease, Tenant shall not reduce the number of staffed beds at the Hospital, without the prior written consent of the Board of Trustees.
          (b) Governance. On the Commencement Date, Tenant, in consultation with the existing Hospital board (and the City, as applicable), will appoint, and thereafter maintain, a board of trustees for the Hospital (“Board of Trustees”) comprised of seven (7) to nine (9) members and consisting solely of the Hospital’s Chief Executive Officer, the Chief of the Hospital’s medical staff, one or more other physicians on the Hospital’s medical staff and other residents of the Hospital’s service area. The Board of Trustees shall meet on a regular basis and have the following responsibilities:
               (i) developing a strategic plan;
               (ii) adopting a vision, mission and values statement;
               (iii) participating in the development and review of operating and capital budgets and facility planning;

               (iv) participating in periodic evaluations of the Hospital CEO;
               (v) granting medical staff privileges and, when necessary, taking disciplinary action consistent with the Hospital bylaws (with the advice of counsel);
               (vi) supporting physician recruitment efforts;
               (vii) fostering community relationships and identifying service and education opportunities; and
               (viii) participating in the Hospital’s quality assurance initiatives.
          (c) Indigent Care Policies. For a period of at least ten (10) years following the Commencement Date, Tenant shall adopt and adhere to Landlord’s current indigent care policies at the Hospital, which are attached as Exhibit D, and shall maintain (and shall not decrease) the level or amount of annual charity care historically provided by Landlord at the Hospital prior to the Commencement Date (the “Charity Care Commitment Level”). Notwithstanding the foregoing, if any governmental entity institutes a new program which funds charity care for indigent patients at the Hospital (an “Alternate Funding Program”), then, during the period such Alternate Funding Program is available, Tenant’s Charity Care Commitment Level shall be reduced by an amount equal to the amount of charity care that Tenant can demonstrate in reasonable detail was provided by the Alternate Funding Program. At all times following the Commencement Date, Tenant shall cause the Hospital to treat any sick or injured person who presents to the emergency room and needs care and treatment. No such person will be turned away because of age, race, gender or inability to pay. At all times following the Commencement Date, Tenant shall cause the Hospital to continue to provide services to patients covered by the Medicare and Medicaid programs and those unable to pay for emergent and medically necessary care.
          (d) General Capital Expenditures. During the first five (5) years following the Commencement Date, Tenant shall make at least Twenty-Eight Million Dollars ($28,000,000) in general capital expenditures at the Hospital, less any offsets contemplated by the Master Agreement. As used herein, “general capital expenditures” shall include expenditures for new equipment, equipment replacement, facility renovations, new facilities, medical office space, development of new services, information systems and other capital improvements, including commitments assumed on the Commencement Date or incurred thereafter pursuant to operating or capital leases. “General capital expenditures” shall not include the physician recruitment expenses set forth in Section 5.2(e), or the nurse recruitment expenses set forth in Section 5.2(f).
          (e) Physician Recruitment. Tenant will commit to a physician recruitment plan based upon community need and the input from the Board of Trustees. During the first five (5) years following the Commencement Date, Tenant shall expend such funds as are reasonably necessary to recruit physicians in accordance with such plan to the Hospital and/or the Muskogee, Oklahoma area.
          (f) Nurse Recruitment. Tenant will commit to a nurse recruitment plan based upon community need and the input of the Board of Trustees. During the first two (2) years following the Commencement Date, Tenant shall expend such funds as are reasonably necessary to recruit nurses in accordance with such plan to the Hospital and/or the Muskogee, Oklahoma area.
          (g) Nursing School Support. During the first five (5) years following the Commencement Date, Tenant also will make a contribution of at least Three Thousand Dollars ($3,000) to any school of nursing located in Muskogee, Oklahoma, for each nurse graduating from such school who becomes an employee of the Hospital.
          (h) Continuation of Continuing Medical Education Arrangements. During the term of this Lease, Tenant will maintain and expand the Hospital’s existing on-site physician continuing medical education programs and arrangements, as well as its nurse training programs and arrangements.
          (l) Medical Staff. Tenant will grant medical staff membership to all members of the Hospital’s medical staff in good standing as of the Commencement Date. The foregoing will not limit the ability of Tenant to grant, withhold or suspend medical staff appointment or clinical privileges in accordance with the terms and provisions of the Hospital’s medical staff bylaws after the Commencement Date. Tenant shall in good faith consider and explore business opportunities to enter into joint ventures or otherwise collaborate with members of the Hospital’s medical staff.
          (j) Commitment to Auxiliary. During the term of this Lease, Tenant shall continue to support the activities conducted by the Muskogee Medical Center Auxiliary.
          (k) Quality of Care. During the term of this Lease, Tenant shall continue to support and engage in quality assurance and improvement initiatives designed to continuously improve the quality of care provided to patients of the Hospital. At least annually, Tenant shall distribute and collect patient satisfaction surveys and strive to achieve patient satisfaction scores above national averages for similarly-situated hospitals.
     5.3 Landlord Improvements. Except for the commitments of Landlord to complete certain construction projects at the Hospital (as described in the Master Agreement), no promises of Landlord to alter, remodel, improve, repair or decorate the Premises or any part thereof have been made and, except as set forth in the Master Agreement or herein, no representation respecting the condition of the Premises has been made to Tenant by or on behalf of Landlord.
     5.4 Compliance with Legal Requirements. Tenant shall at its sole cost and expense during the Term comply with the following (collectively, “Legal Requirements”): (i) except as provided in Section 5.5 below, all federal, state, county, municipal and other governmental and quasi-governmental statutes, laws, rules, orders, regulations and ordinances affecting the Premises or any part thereof, or the use thereof, including those which require the making of any structural, unforeseen or extraordinary changes, whether or not any such statutes, laws, rules, orders, regulations or ordinances which may be hereafter enacted involve a change of policy on the part of the governmental body enacting the same, and (ii) all rules, orders and regulations of the National Board of Fire Underwriters or other bodies exercising similar functions in connection with the prevention of fire or the correction of hazardous conditions, which apply to the Premises. Tenant shall comply with the requirement of all policies of public liability, fire and other insurance which at any time may be in force with respect to the Premises.
     5.5 Americans With Disabilities Act. The Parties acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. §12181 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the “ADA”) establish requirements under Title III of the ADA (“Title III”) pertaining to accessibility and barrier removal, and that such requirements may be unclear and may or may not apply to the Premises depending on, among other things: (1) whether Tenant’s business operations are deemed a “place of public accommodation” or a “commercial facility,” (2) whether compliance with such requirements is “readily achievable” or “technically infeasible,” and (3) whether a given alteration affects a “primary function area” or triggers so-called “path of travel” requirements. Except with respect to the West Side Expansion Project, the Parties acknowledge and agree that Tenant has been provided an opportunity to inspect the Premises sufficient to determine whether or not the Premises in their condition as of the Commencement Date deviate in any manner from the ADA Accessibility Guidelines (“ADAAG”) or any other requirements under the ADA pertaining to the accessibility of the Premises. Tenant further acknowledges and agrees that Tenant accepts the Premises in “as-is” condition and agrees that, except as set forth herein or in the Master Agreement, Landlord makes no representation or warranty as to whether the Premises conforms to the requirements of the ADAAG or any other requirements under the ADA pertaining to the accessibility of the Premises.
     Notwithstanding anything to the contrary in this Lease, the Parties agree as follows: (a) Tenant shall defend, indemnify and hold harmless the Landlord Indemnified Parties (as defined below) from and against any and all Losses (as defined below) arising as a result of (i) any claim made by a third party (other than the parties hereto, their Affiliates or the City or its Affiliate) with respect to Title III compliance of the Premises during the Term (other than with respect to the West Side Expansion Project, excluding alterations to the Premises made by Tenant) and (ii) Title III “path of travel” requirements triggered by any of Tenant’s construction activities during the Term or alterations in the Premises during the term (other than those conducted by Landlord in connection with the West Side Expansion Project) and (b) Landlord shall defend, indemnify and hold harmless the Tenant Indemnified Parties (as defined below) from and against any and all Losses arising as a result of (i) any claim made by a third party (other than the parties hereto, their Affiliates or the City or its Affiliate) with respect to Title III compliance of the West Side Expansion Project (excluding alterations to the Premises made by Tenant), including structural work; and (ii) Title III “path of travel” requirements of the West Side Expansion Project (excluding alterations to the Premises made by Tenant). Notwithstanding anything to the contrary in this Lease, including this Section 5.5, nothing in this Lease shall be construed to require Landlord or Tenant to alter, repair or make improvements to the Premises to make the Premises compliant with the ADA, Title III or the ADAAG.

ARTICLE VI
UTILITIES AND SERVICES
     6.1 Utilities and Services. Landlord shall be required to provide no services to Tenant or for the benefit of the Premises, it being understood and agreed that Tenant shall purchase all utility and building services, including, but not limited to, fuel, water, electricity, natural gas, sewerage, waste hauling and disposal, janitorial, and security, from the utility or service provider, and shall during the Term pay for such services when such payments are due.
ARTICLE VII
MAINTENANCE
     7.1 Maintenance Obligations. At its sole cost and expense and without reimbursement or contribution from Landlord, Tenant shall during the Term keep, repair, and maintain the entire exterior and interior of the Premises, specifically including, without limitation, the heating, ventilating and air conditioning system, electrical system, plumbing’ system, fire suppression and life safety system, the parking areas, sidewalks, the roof, windows, and plate glass, in good condition and repair, ordinary wear and tear excepted. Tenant shall further during the Term keep and maintain the parking area and all sidewalks and areas adjacent thereto, and all landscaped areas adjacent thereto, safe secure, clean and sanitary.
     7.2 Landlord’s Maintenance Obligations. During the Term, Landlord shall have no obligation for repairs, replacements, or maintenance of the Premises or any portion thereof.
     7.3 Alterations, Additions, Demolitions, Expansions, Replacements and Improvements.
          (a) Tenant at its expense and in its sole discretion and without Landlord’s consent, may make Routine Improvements to the Premises. “Routine Improvements” shall mean alterations, additions, demolitions, expansions, replacements or improvements which, when undertaken separately, or if such alteration or addition is undertaken together with other alterations, additions, demolitions, expansions, replacements or improvements that constitute a single construction plan or project (whether or not accomplished in successive stages or procedures), then taken in the aggregate as well, without regard to furniture or interior decorative items: (i) do not change the general character of the Premises or result in the Premises not continuing to be suitable for the same uses as they were used for on the Commencement Date; (ii) are performed in a good and workmanlike manner and do not reduce the fair market value of the Premises below its value immediately before such alterations, additions, demolitions, expansions, replacements or improvements, or impair the usefulness of the Premises or impair the useful life of the improvements thereon, (iii) are effected in compliance with all Legal Requirements and insurance requirements, and (v) are promptly and fully paid for by Tenant.
          (b) Tenant shall not make any alterations, additions, demolitions, expansions, replacements or improvements to the Premises which are not Routine Improvements, without first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.
          (c) All alterations, additions, expansions, replacements or improvements shall not constitute Rent, and, other than Tenant’s personal property (which does not include fixtures and leasehold improvements), shall upon expiration or termination of the Lease, constitute a part of the Premises and become the property of Landlord.
          (d) In the event Tenant is required to obtain Landlord’s consent pursuant to Section 7.3(b) above to an alteration, addition, demolition, expansion, replacement or improvement, Tenant shall submit to Landlord a copy of the preliminary plans (at whatever stage of completion Tenant should choose to submit) for such alteration or addition, after which Landlord shall, within twenty (20) business days of receipt thereof, approve such preliminary plans (such approval not to be unreasonably withheld, conditioned or delayed) or reject such preliminary plans and provide suggestions to Tenant as to how such preliminary plans might be changed to receive the approval of Landlord (recognizing that all such revised plans must be submitted to Landlord for further review and approval). Following approval or deemed approval by Landlord of the preliminary plans for such alterations, additions, demolitions, expansions, replacements or improvements, Tenant shall submit to Landlord a copy of the final plans, after which Landlord shall, within thirty (30) business days of receipt thereof, approve (such approval not to be unreasonably withheld, conditioned or delayed) or disapprove such final plans, provided, however that Landlord may withhold its approval only if and to the extent the final plans are materially inconsistent with the preliminary plans approved or deemed approved by Landlord or fail to incorporate Landlord’s previous comments, if any. If Landlord fails to approve or disapprove the preliminary plans or final plans within thirty (30) business days of its receipt of the same, Landlord shall conclusively be deemed to have given its approval.
          (e) Nothing herein shall modify or affect Tenant’s obligations to make certain capital expenditures related to the Hospital under Section 10.14 of the Master Agreement.
ARTICLE VIII
WAIVER OF CERTAIN CLAIMS; INDEMNITY
     8.1 Waiver of Certain Claims. Except as otherwise set forth in this Lease or due to the gross negligence or willful misconduct of Landlord, Tenant releases Landlord, its trustees, employees and agents, from and waives all claims for damages to person or property sustained by Tenant, or by any other person, during the Term and resulting directly or indirectly from fire or other casualty, cause or any existing or future condition, defect, matter or thing in or about the Premises, or from any equipment or appurtenance therein, or from any accident in or about the Premises. This Section 8.1 shall apply especially, but not exclusively, to damage caused by water, snow, frost, steam, excessive heat or cold, sewerage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures, broken glass, sprinkling or air conditioning devices or equipment, or flooding of basements.
     8.2 Tenant Responsible for Personal Property. All personal property belonging to Tenant shall be located on the Premises at the risk of Tenant, and Landlord shall not be liable for damage, theft, misuse or destruction thereof, unless caused by the gross negligence or willful misconduct of Landlord.
     8.3 Indemnification by Tenant. Unless due to the gross negligence or willful misconduct of Landlord or the City, Tenant shall defend, indemnify and hold harmless the Landlord Indemnified Parties from and against any and all Losses that any of the Landlord Indemnified Parties incurs as a result of, or with respect to: (i) any claim made by a third party with respect to the operation of the Hospital during the Term, (ii) Tenant’s occupancy of the Premises or the conduct of its business; and (iii) except as permitted by the terms hereof or of the Master Agreement, any alterations, additions, or improvements made by Tenant to the Premises
     8.4 Indemnification by Landlord. Unless due to the gross negligence or willful misconduct of Tenant, Landlord shall defend, indemnify and hold harmless Tenant, its directors, officers, employees, agents and independent contractors (“Tenant Indemnified Parties”) from and against any and all Losses that any of the Tenant Indemnified Parties incurs as a result of, or with respect to any claim made by a third party with respect to the operation of the Hospital prior to the Commencement Date; provided, however, that the indemnification set forth in this Section 8.4 shall be subject in all respects to the monetary and temporal limitations set forth in the Master Agreement (including without limitation, those set forth in Section 11.3 thereof).
ARTICLE IX
SUBROGATION AND INSURANCE
     9.1 Waiver of Subrogation. Tenant shall ensure that all fire and extended coverage and other property damage insurance policies which it maintains are endorsed with a clause providing that any release from liability of, or waiver of claim for recovery from Landlord or Tenant entered into in writing by Landlord and Tenant prior to any loss or damage shall not affect the validity of such policies or the right of Tenant to recover thereunder and providing further that the insurer waives all rights of subrogation which such insurer might have against Landlord or Tenant. Without limiting any release or waiver of liability or recovery set forth elsewhere in this Lease, and notwithstanding anything in this Lease which may appear to be to the contrary, each of the Parties hereto waives all claims for recovery from the other Party for any loss or damage to any of its property insured under valid and collectible insurance policies to the extent of any recovery collectible under such insurance policies. Notwithstanding the foregoing or anything contained in this Lease to the contrary, any release or any waiver of claims shall not be operative, nor shall the foregoing endorsements be required, in any case where the effect of such release or waiver is to invalidate insurance coverage or invalidate the right of the insured to recover thereunder nr to increase the cost thereof (provided that in the case of increased cost the other Party shall have the right, within ten (10) days following written notice, to pay such increased cost keeping such release or waiver in full force and effect).
     9.2 Tenant’s Insurance.
          (a) During the Term, Tenant, at its sole cost and expense, shall procure and maintain insurance coverage consistent with the coverage maintained by other similarly-situated hospital management companies. Without limiting the generality of the foregoing, during the

Term, Tenant, at its sole cost, shall at a minimum procure and maintain the following types of insurance policies with the following minimum liability limits:
               (i) all improvements (exclusive of foundations, excavations, parking areas, drives, underground utilities and all other land improvements) at any time situated upon the Premises against loss or damage by fire, lightning, vandalism, malicious mischief and other risks which are included under an “extended coverage” endorsement. The insurance coverage shall be for not less than one hundred percent (100%) of the full replacement cost of such improvements. Landlord and Tenant shall be named as insured parties as their interests may appear;
               (ii) General liability insurance covering bodily injury, death and property damage occurring on, in or about the Premises, with liability limits of not less than One Million Dollars ($1,000,000) per occurrence and Three Million Dollars ($3,000,000) in the annual aggregate. Landlord and Tenant shall be named as insured parties as their interests may appear;
               (iii) Professional liability coverage covering Tenant and all professional employees of Tenant and its Affiliates (as defined in the Master Agreement), with liability limits of not less than One Million Dollars ($1,000,000) per occurrence and Three Million Dollars ($3,000,000) in the annual aggregate; and
               (iv) worker’s compensation insurance with liability limits consistent with Legal Requirements.
          (b) The aforesaid insurance shall be issued by companies and be in form and substance reasonably satisfactory to Landlord; provided, however, Tenant may self insure its workers compensation coverage in a manner that complies with Legal Requirements. Tenant, at its election, may maintain coverage under a so called “blanket” policy or policies.
          (c) All insurance policies shall provide that Landlord shall receive notice of coverage cancellation or termination at the same time as Tenant.
     9.3 Compliance with Requirements. Tenant shall not, directly or indirectly, make any use of the Premises which may jeopardize any insurance coverage or unreasonably increase the cost of such insurance.
ARTICLE X
RETURN OF PREMISES; SURRENDER
     10.1 Surrender of Possession. At the termination of this Lease, Tenant shall surrender possession of the Premises to Landlord and shall, subject to the following paragraph, return the Premises and fixtures therein to Landlord in as good condition as when Tenant originally took possession, ordinary wear and tear excepted.
     10.2 Installations and Additions. All installations, additions, partitions, hardware, light fixtures, nontrade fixtures and improvements, temporary or permanent, except movable furniture, trade fixtures and personal property belonging to Tenant, in or upon the Premises, whether placed there by Tenant or Landlord, shall upon expiration or termination of the Lease become Landlord’s property and shall remain upon the Premises, all without compensation, allowance or credit to Tenant.
     10.3 Trade Fixtures and Personal Property.
          (a) Except for those Operating Assets purchased by Landlord pursuant to Section 10.3(b), Tenant shall remove all of its furniture, machinery, trade fixtures and other items of movable personal property of every kind and description from the Premises and restore any damage to the Premises caused thereby, such removal and restoration to be performed at least ninety (90) days following expiration or termination of this Lease. Any such item not so removed by Tenant may be removed from the Premises by Landlord and Tenant shall pay to Landlord upon demand the reasonable cost of removal and of restoring the Premises.
          (b) Landlord shall have an option to purchase for their then-current book value, some or all, of the tangible and intangible assets owned by Tenant and its Affiliates and subsidiaries and used or held in connection with the operation of the Hospital and its related businesses, including without limitation, those categories of assets transferred and sold to Tenant by Landlord pursuant to the Master Agreement (the “Operating Assets”), other than those proprietary assets that are owned by Guarantor or its Affiliates and also used in connection with the operation of other hospital facilities owned or operated by the Guarantor or its Affiliates (the “Proprietary Assets”); provided, however, that Guarantor or its Affiliates shall grant Landlord a license to use the Proprietary Assets for such period of time as may be reasonably necessary to replace the Proprietary Assets. Landlord shall exercise its option, if at all, by providing Tenant written notice of its intent to do so not more than thirty (30) nor less than twenty-four (24) months prior to the Expiration Date or the effective date of termination of this Lease, specifying the Operating Assets or categories of Operating Assets it desires to purchase (the “Primary Option Notice”). Notwithstanding the foregoing, if Landlord fails to send the Primary Option Notice within time period prescribed, it shall nonetheless have an option to purchase for their then-current book value all, but not less than all, of the Operating Assets if it provides Tenant written notice of its intent to do so not less than sixty (60) days prior to the Expiration Date or the effective date of termination of this Lease (the “Secondary Option Notice”). The sale of such Operating Assets shall be consummated within thirty (30) days following the date of such expiration or termination of this Lease. At the closing of such transaction: (i) Tenant shall transfer to Landlord the Operating Assets specified in the Primary Option Notice or the Secondary Option Notice, as the case may be, free and clear of all liens and encumbrances other than those existing on the Commencement Date or those upon which the Parties agree; and (ii) Landlord shall pay Tenant by wire transfer of federal funds to an account of Tenant’s designation the then-current book value of the Operating Assets specified in the Primary Option Notice or Secondary Option Notice.
     10.4 Holdover. If Landlord has satisfied its obligations under this Lease, Tenant shall pay Landlord for each day Tenant retains possession of the Premises or any part thereof after the expiration or termination of this Lease, the then-current fair rental value of the Premises being withheld per day, as well as consequential damages in an amount equal to any losses or liabilities incurred by Landlord for breach of any agreement it has made to lease the Premises to a third party effective as of a date following the Expiration Date. Acceptance by Landlord of Rent after such expiration or termination shall not of itself constitute a renewal of this Lease. Nothing contained in this Section shall be construed or operate as a waiver of Landlord’s right of reentry or any other right or remedy of Landlord.
ARTICLE XI
ASSIGNMENT AND SUBLETTING
     11.1 Assignment and Subletting.
          (a) Subject to Sections 11.1(b) and 11.2 below, Tenant and its permitted assigns, with the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, may assign this Lease, in whole or in part from time to time as provided herein. The consent of Landlord pursuant to this Section 11.1 shall not constitute a waiver of the necessity for consent to any subsequent assignment and Tenant shall remain fully liable under this Lease and shall not be released from any such liability except by written instrument expressly setting forth such release executed by Landlord.
          (b) For purposes of this Section 11.1, an assignment shall specifically exclude (a) an assignment to an Affiliate of Tenant, (b) a transfer or sale of fifty percent (50%) or more of the voting interest or stock of Tenant’s parent, Capella Healthcare, Inc. (“Capella”), to a third party, (c) the merger or consolidation of Capella with a third party, or (d) the sale of substantially all the assets of Capella. Any such transfer, sale, merger or consolidation will not be deemed an assignment requiring the prior written consent of Landlord; provided, however, in the event of a sale of Tenant’s assets whereby the Premises is transferred to a third party acquirer, Tenant shall not consummate such a transaction without having first required such third party acquirer, or an Affiliate thereof, to enter into a written agreement pursuant to which such acquirer, or Affiliate thereof, assumes Tenant’s obligations hereunder.
          (c) Notwithstanding anything to the contrary in Section 11.1(a), Tenant may, without the written consent of Landlord enter into one or more subleases of discrete professional office or retail space consistent with the Permitted Uses or otherwise permitted hereunder in connection with the ordinary course operations of the Hospital, its medical office buildings and its related businesses. Such authority shall not include the right to sublease all or substantially all of the Hospital or the Premises.
     11.2 Leasehold Mortgages.
          (a) Tenant shall have the right, without Landlord’s consent, to mortgage, pledge, encumber, hypothecate or assign as security (a “Leasehold Mortgage”) Tenant’s interest in the Premises and this Lease and the Tenant Improvements (collectively, the “Tenant’s Leasehold Estate”) to any leasehold mortgagee (“Leasehold Mortgagee”), provided that such financing and Leasehold Mortgage(s) conform to the requirements of this Section. Landlord and Tenant shall cooperate in modifying this Lease by suitable amendment or modification to reflect Non-Substantive Modifications (as defined below) within thirty (30) days as requested by any Leasehold Mortgagee from time-to-time. Under no circumstances shall Landlord be required to subordinate its interest in the Premises to the lien of any Leasehold Mortgagee. No Leasehold Mortgage shall impair Landlord’s title and/or interest in the Premises. Landlord shall not be liable for the payment of the sum secured by any mortgage, nor for any expenses in connection with the same, and neither the mortgage instrument nor any instrument or document related thereto shall contain any covenant or other obligation on Landlord’s part to pay such debt, or any part thereof, or to take any affirmative action of any kind whatsoever, except as Landlord may deem necessary or desirable to protect its interest hereunder. As used herein, “Non-Substantive Modifications” shall mean modifications or amendments to this Lease reasonably requested by a Leasehold Mortgagee which do not affect the substance of Landlord’s rights hereunder or its title or interest in the Premises.
          (b) Landlord agrees with respect to any Leasehold Mortagee that:
               (i) Landlord shall provide notice to any Leasehold Mortgagee within fifteen (15) days of any Tenant default (a “Tenant Default Notice”) at the address specified in the Leasehold Mortgage. Upon Leasehold Mortgagee’s receipt of the Tenant Default Notice, the Leasehold Mortgagee, its assignee’s or designee’s, shall have the right, but not the obligation, exercisable within thirty (30) days of receipt of the Tenant Default Notice, to cure such default on behalf of Tenant. Landlord agrees to accept any Leasehold Mortgagee’s cure of a default by Tenant.
               (ii) Any sale, assignment or transfer of the Tenant’s Leasehold Estate in any foreclosure proceedings instituted by a Leasehold Mortgagee (or the assignment or transfer of this Lease and the Tenant’s Leasehold Estate by Tenant in lieu of any such foreclosure) shall be deemed to be a permitted assignment of the Tenant’s Leasehold Estate, and Landlord shall recognize the person or entity acquiring the Tenant’s Leasehold Estate pursuant to the foregoing as the lessee hereunder with all of the rights and estate of Tenant.
               (iii) If this Lease terminates for any reason, or Tenant (or Tenant’s trustee), with the approval of a court of competent jurisdiction, rejects or disaffirms this Lease in a bankruptcy or similar proceeding, then Landlord shall give prompt notice thereof to the most senior Leasehold Mortgagee, and Landlord, upon written request of such Leasehold Mortgagee made any time within thirty (30) days of receipt of such notice by Landlord, shall promptly execute and deliver a new lease for the Premises to such Leasehold Mortgagee for the remainder of the Term and on the same terms as this Lease (except for such terms which must be modified to reflect such termination, rejection or disaffirmance and the passage of time).
               (iv) As long as Landlord has previously been provided a copy of a Leasehold Mortgage, no voluntary amendment, cancellation, termination, surrender or modification of this Lease shall be effective as to such Leasehold Mortgagee unless the Leasehold Mortgagee has consented thereto in writing.
               (v) No Leasehold Mortgagee, simply by virtue of its lien on the Tenant’s Leasehold Estate, shall be deemed to have assumed any of the obligations or liabilities of Tenant hereunder. Any Leasehold Mortgagee (or its assignee or designee) who takes title to the Tenant’s Leasehold Estate or enters into a new lease with Landlord pursuant to this Section shall be responsible for the performance of Tenant’s obligations under this Lease or such new lease to the extent the same first arises during the period of time, but only during the time period, that it is the Tenant hereunder, and such responsibility shall terminate upon its sale, transfer or assignment of this Lease or such new lease, as applicable. Except as expressly provided above, the purchaser at any foreclosure sale of the Tenant’s Leasehold Estate shall be deemed to have agreed to perform all of Tenant’s obligations under this Lease first arising from and after the date of such foreclosure sale and shall cure any default of this Lease that is reasonably susceptible to cure.
ARTICLE XII
DAMAGE OR DESTRUCTION BY CASUALTY
     12.1 Tenant’s Obligation to Rebuild. Except as set forth in Section 12.2, if any of the Premises shall be damaged or destroyed by fire or any other casualty during the Term, Tenant shall, thereafter commence and diligently prosecute to completion, at Tenant’s sole expense, the repair or rebuilding of the Premises or portion thereof which was damaged, in a good and workmanlike manner, in accordance with plans and specifications reasonably satisfactory to Landlord and consented to in writing by Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, provided that the Premises upon completion of such repair or rebuilding shall have a value which is not substantially less than the value of the Premises immediately prior to the damage or destruction. In the event the Premises are damaged or destroyed, all proceeds of insurance paid as a result of such damage or destruction shall be paid over to Tenant as long as Tenant is in compliance with the obligations set forth in this Section 12.1.
     12.2 Non-Operational Properties. If any portion of the Premises (other than Hospital) is damaged or destroyed by fire or other casualty (a “Casualty Loss”) and, prior to such Casualty Loss, Tenant was not using such portion of the Premises for any business operations (“Non-Operational Properties”), Tenant shall not have the obligation to rebuild such Non-Operational Properties. The net proceeds of Tenant’s fire and extended coverage insurance policy which is payable upon the occurrence of the Casualty Loss related to such Non- Operational Properties (the “Net Proceeds”) instead shall be allocated and paid to Landlord and Tenant as follows: A prorata portion of the Net Proceeds equal to the quotient obtained by dividing the number of days in the Lease remaining until the Expiration Date from the date of the Casualty Loss by the total number of days in the Term shall be paid to Tenant (the “Tenant’s Proportionate Share”). The remainder of the Net Proceeds shall be paid to Landlord.
ARTICLE XIII
EMINENT DOMAIN
     13.1 Taking of Whole. If, during the Term, (i) the Premises are taken by an entity with the power of eminent domain (“Condemning Authority”) or if the Premises are conveyed to a Condemning Authority by a negotiated sale, or if part of the Premises are so taken or conveyed such that any building which is part of the Premises (each a “Building”) cannot be rebuilt in a manner permitting Tenant again to use the Premises without substantial interference or diminution in value of its business operations, or (ii) due to any such taking or conveyances, access to the Premises or any part thereof by motor vehicles or trucks as operated by Tenant, its contractors, employees, patients and invitees in the course of Tenant’s business as theretofore conducted, is substantially impaired or terminated; then in any such event, Tenant may terminate this Lease by giving Landlord written notice any time after the occurrence of any of the foregoing and such termination shall be effective sixty (60) days prior to the date possession is scheduled to be taken by the Condemning Authority. In the event this Lease is terminated pursuant to this Section 13.1, Tenant shall be entitled to receive and retain the award or payment.
     13.2 Termination. Furthermore, if this Lease is terminated pursuant to Section 13.1, Landlord and Tenant shall be released and discharged from all liabilities arising or accruing under this Lease subsequent to the effective date of termination, except for those provisions listed in Section 17.13 which are meant to survive termination.
     13.3 Partial Taking. If part of the Premises or any Building, or a substantial part of any thereof, is so taken or conveyed without substantially interfering with the use of the Premises as a whole or without substantially lessening the value of Tenant’s business operations, this Lease shall not terminate, except to the extent hereinafter provided. In such event, Tenant shall have the option to terminate this Lease in respect to any part of the Premises or Building which is subject to such taking or conveyance by notifying Landlord prior to or within sixty (60) days after the date title is to be or has been transferred to the Condemning Authority. In the event of a partial taking as described in this Section 13.3, Tenant shall be entitled to all awards and payments made or to be made by the Condemning Authority to Landlord.
     13.4 Effect of Termination. The termination of all or a portion of this Lease for any reason (including, without limitation, Section 13.1 and Section 13.3) shall not entitle Tenant to a refund of any rent or the payment of monetary damages. The Base Rent shall be deemed fully paid as of the Commencement Date and nonrefundable thereafter.
ARTICLE XIV
HAZARDOUS MATERIALS PROVISIONS
     14.1 Defined Terms. As used in this ARTICLE XIV, the following capitalized terms shall have the meanings ascribed to them below:
          (a) “Claim” shall mean and include any demand, cause of action, proceeding, or suit for any one or more of the following: (i) actual or punitive damages, losses, injuries to person or property, damages to natural resources, fines, penalties, interest, contribution or settlement, (ii) the costs and expenses of site investigations, feasibility studies, information requests, health or risk assessments, or Response (as hereinafter defined) actions, and (iii) the costs and expenses of enforcing insurance, contribution or indemnification agreements.
          (b) “Environmental Laws” shall mean and include all federal, state and local statutes, ordinances, regulations and rules in effect and as amended from time to time relating to environmental quality, health, safety, contamination and cleanup, including, without limitation, the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Clean Water Act, 33 U.S.C. Section 1251 et seq., and the Water Quality Act of 1987; the Federal Insecticide, Fungicide, and Rodenticide

Act (“FIFRA”), 7 U.S.C. Section 136, et seq.; the Marine Protection, Research, and Sanctuaries Act, 33 U.S.C. Section 1401, et seq.; the National Environmental Policy Act, 42 U.S.C. Section 4321, et seq.; the Noise Control Act, 42 U.S.C. Section 4901, et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651, et seq.; the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. Section 6901, et seq., as amended by the Hazardous and Solid Waste Amendments of 1984; the Safe Drinking Water Act, 42 U.S.C. Section 300f, et seq.; the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. Section 9601, et seq., as amended by the Superfund Amendments and Reauthorization Act, the Emergency Planning and Community Right-to-Know Act, and the Radon Gas and Indoor Air Quality Research Act; the Toxic Substances Control Act (“TSCA”), 15 U.S.C. Section 2601, et seq.; the Atomic Energy Act, 42 U.S.C. Section 2011, et seq., and the Nuclear Waste Policy Act of 1982, 42 U.S.C. Section 10101, et seq.; and state and local superlien and environmental statutes and ordinances, with implementing regulations, rules and guidelines, as any of the foregoing may be amended from time to time. Environmental Laws also shall include all state, regional, county, municipal, and other local laws, regulations, and ordinances insofar as they are equivalent or similar to the federal laws recited above or purport to regulate Hazardous Materials (as hereinafter defined).
          (c) “Hazardous Materials” shall mean and include the following, including mixtures thereof: any hazardous substance, pollutant, contaminant, waste, by-product or constituent regulated under CERCLA; oil and petroleum products and natural gas, natural gas liquids, liquefied natural gas and synthetic gas usable for fuel; pesticides regulated under FIFRA; asbestos and asbestos-containing materials, PCBs, and other substances regulated under TSCA; source material, special nuclear material, by-product material and any other radioactive materials or radioactive wastes, however produced, regulated under the Atomic Energy Act or the Nuclear Waste Policy Act; chemicals subject to the OSHA Hazard Communication Standard, 29 C.F.R. § 1910.1200 et seq.; and industrial process and pollution control wastes whether or not hazardous within the meaning of RCRA, and any other hazardous substance, pollutant or contaminant regulated under any other Environmental Law.
          (d) “Manage” or “Management” means to generate, manufacture, process, treat, store, use, re-use, refine, recycle, reclaim, blend or burn for energy recovery, incinerate, accumulate speculatively, transport, transfer, dispose of or abandon Hazardous Materials.
          (e) “Release” or “Released” shall mean any actual or threatened spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of Hazardous Materials into the environment, as “environment” is defined in CERCLA.
          (f) “Response” or “Respond” shall mean action taken to correct, remove, remediate, clean up, prevent, mitigate, monitor, evaluate, investigate, assess or abate the Release of a Hazardous Material.
          14.2 Tenant’s Obligations with Respect to Environmental Matters. During the term of this Lease, (i) Tenant shall comply at its sole cost and expense with all Environmental Laws; (ii) Tenant shall not Manage, or authorize the Management of, any Hazardous Materials on the Premises, including installation of any underground storage tanks, without prior written disclosure to and prior written approval by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed), except, however, that Tenant may Manage Hazardous Materials on the Premises to the extent incidental to or generated by Tenant’s business operations at the Premises as permitted in ARTICLE V (“Permitted Hazardous Materials”), as long as Tenant does not store or use any of the Permitted Hazardous Materials in a manner that would cause the Premises to become subject to regulation as a hazardous waste treatment, storage, or disposal facility under RCRA (or the regulations promulgated thereunder); (iii) Tenant shall not take any action that would subject the Premises to the permit requirements under RCRA for storage, treatment or disposal of Hazardous Materials; and (iv) Tenant shall arrange at its sole cost and expense for the lawful transportation and off-site disposal at permitted landfills or other permitted disposal facilities and otherwise in accordance with all applicable Environmental Laws, of all Hazardous Materials that it generates.
     14.3 Copies of Notices. During the term of this Lease, Tenant and Landlord shall each promptly provide the other with copies of all summons, citations, directives, information inquiries or requests, notices of potential responsibility, notices of violation or deficiency, orders or decrees, Claims, complaints, investigations, judgments, letters, notices of environmental liens or Response actions in progress, and other communications, written or oral, actual or threatened, from the United States Environmental Protection Agency, Occupational Safety and Health Administration, or other federal, state, or local agency or authority, or any other entity or individual, concerning (i) any actual or alleged Release of a Hazardous Material on, to or from the Premises; (ii) the imposition of any lien on the Premises; (iii) any actual or alleged violation of, or responsibility under, any Environmental Laws; or (iv) any actual or alleged liability under any theory of common law tort or toxic tort, including without limitation, negligence, trespass, nuisance, strict liability, or ultrahazardous activity.
     14.4 Landlord’s Right to Inspect. Landlord and Landlord’s employees shall have the right, at reasonable hours, subject however (i) not to interfering with Tenant’s business, and (ii) the giving of forty-eight (48) hours prior notice to Tenant to enter the Premises and conduct appropriate inspections or tests for the purpose of determining Tenant’s compliance with Environmental Laws, and (ii) determining the type, kind and quantity of all products, materials and substances brought onto the Premises, or made or produced thereon. Landlord and its agents and representatives shall have the right to take samples in quantities sufficient for analysis of all products, materials and substances present on the Premises including, but not limited to, samples, products, materials or substances brought onto or made or produced on the Premises by Tenant or its agents, employees, contractors or invitees. Tenant agrees to cooperate with such investigations by providing any relevant information requested by Landlord.
     14.5 Tenant’s Obligation to Respond. If Tenant’s Management of Hazardous Materials at the Premises (i) gives rise to liability or to a Claim under any Environmental Law, or any common law theory of tort or otherwise; (ii) causes a threat to, or endangers, the public health; or (iii) creates a nuisance or trespass, Tenant shall, at its sole cost and expense, promptly take all applicable action in response so as to comply with all applicable Environmental Laws and eliminate or avoid any liability claim with respect thereto.

     14.6 Environmental Indemnification by Tenant.
          (a) Notwithstanding anything contained in this Lease to the contrary, and subject to Section 14.7, Tenant shall defend, indemnify and hold harmless Landlord, the City and their respective directors, officers, employees, agents and independent contractors (collectively, the “Landlord Indemnified Parties”), from and against any and all losses, liabilities, damages, Claims, costs (including, without limitation, court costs and costs of appeal) and expenses (including, without limitation, reasonable attorneys’ fees and fees of expert consultants, and witnesses) (“Losses”) that such Landlord Indemnified Party incurs as a result of, or with respect to:
               (i) any Hazardous Materials which, at any time during the Term, are or were actually or allegedly Managed, generated, stored, treated, released, disposed of or otherwise located on or at the Premises (regardless of the location at which such Hazardous Material are now or may in the future be located or disposed of), including but not limited to, any and all (1) liabilities under any common law theory of tort, nuisance, strict liability, ultrahazardous activity, negligence or otherwise based upon, resulting from or in connection with any Hazardous Material; (2) obligations to take Response, cleanup or corrective action pursuant to any investigation or remediation in connection with the decontamination, removal, transportation, incineration, or disposal of any of the foregoing;
               (ii) any actual or alleged illness, disability, injury, or death of any person, in any manner arising out of or allegedly arising out of exposure to Hazardous Materials or other substances or conditions present at the Premises during the Term, regardless of when any such illness, disability, injury, or death shall have manifested itself;
               (iii) any actual or alleged failure of Tenant or the Premises at any time during the Term to comply with all applicable Environmental Laws; and
               (iv) any failure by Tenant to comply with its obligations under this Article.
          (b) In the event any Claims or other assertion of liability shall be made against a Landlord Indemnified Party for which the Landlord Indemnified Party is entitled to indemnity hereunder, the Landlord Indemnified Party shall notify Tenant of such Claim or assertion of liability and thereupon Tenant shall, at its sole cost and expense, assume the defense of such Claim or assertion of liability and continue such defense at all times thereafter until completion.
     14.7 Exceptions to Landlord Indemnity. Notwithstanding anything to the contrary contained herein, Tenant shall have no obligation to defend, indemnify or hold Landlord harmless from or against any Claims or liabilities if (i) they constitute a breach by Landlord of its representations and warranties contained in Section 3.27 of the Master Agreement or (ii) they arise as a result of the acts of the Landlord during the Term.

ARTICLE XV
DEFAULT
     15.1 Events of Default. The occurrence of any one or more of the following matters constitutes a breach and default by Tenant under this Lease (a “Default”):
          (a) failure by Tenant to pay any Rent within thirty (30) days after notice from Landlord to Tenant of failure to pay on the due date;
          (b) failure by Tenant to observe or perform any of the covenants in respect of assignment and subletting set forth in ARTICLE XI;
          (c) failure by Tenant to comply with Tenant’s warranties, representations and covenants set forth in ARTICLE XIV;
          (d) failure by Tenant to cure any hazardous condition which Tenant has created in violation of Legal Requirements or of this Lease, and such failure shall continue for thirty (30) days after written notice thereof from Landlord, and Tenant does not, within such thirty (30) day period, commence to cure it and thereafter proceed with due diligence to cure it as soon as is reasonably practicable under the circumstances;
          (e) failure by Tenant to observe or perform any other material covenant, agreement, condition or provision of this Lease, if such failure shall continue for thirty (30) days after notice thereof from Landlord to Tenant, and Tenant does not within such thirty (30) day period commence to cure it and thereafter proceed with due diligence to cure it as soon as is reasonably practicable under the circumstances;
          (f) except as provided in this Lease, the levy upon under writ of execution or the attachment by legal process of the leasehold interest of Tenant, or the filing or creation of a lien in respect of such leasehold interest, which lien is not released or discharged within sixty (60) days from the date of such filing;
          (g) Tenant vacates or abandons the Premises (the transfer of a substantial part of the operations, business and personnel of Tenant to some other location being deemed, without limiting the meaning of the phrase “vacates or abandons,” to be a vacation or abandonment within the meaning of this clause);
          (h) Tenant admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a trustee or receiver for Tenant or for the major part of its property;
          (i) A trustee or receiver is appointed for Tenant or for the major part of its property and is not discharged within sixty (60) days after such appointment; or
          (j) bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings for relief under any bankruptcy law or similar law for the relief of debtors, are instituted (i) by Tenant or (ii) against Tenant and are allowed against it or are consented to by it or are not dismissed within sixty (60) days after such institution.
     15.2 Rights and Remedies of Landlord. Except as set forth in Sections 5.5, 8.3, 10.4, and 14.6, upon the occurrence of any such Default, Landlord shall have, to the extent such remedies and rights are not duplicative, as its exclusive remedies either (i) the right to pursue specific performance, or (ii) the right to perform any covenant or agreement violation or non-performance of which has caused a Default and to the extent sums are expended by Landlord in connection therewith, to add such sums to the Rent due from Tenant to Landlord. Thereupon Tenant shall be obligated to, and hereby agrees, to pay Landlord, upon demand, all costs, expenses and disbursements (including reasonable attorneys’ fees) incurred by Landlord in taking such remedial action. Nothing herein shall limit any rights or remedies Landlord may have under the Master Agreement.
     15.3 Attorneys’ Fees. Tenant shall pay all of Landlord’s costs, charges and expenses, including court costs and attorneys’ fees, incurred in enforcing Tenant’s obligations under this Lease, incurred by Landlord in any action brought by Tenant in which Landlord is the prevailing party, or incurred by Landlord in any litigation, negotiation or transaction in which Tenant causes Landlord, without Landlord’s fault, to become involved or concerned.
     15.4 Assumption or Rejection in Bankruptcy.
          (a) If Tenant shall be adjudged bankrupt or if a trustee-in-bankruptcy shall be appointed for Tenant, Landlord and Tenant agree, to the extent permitted by law, to request that the trustee in bankruptcy shall determine within sixty (60) days thereafter whether to assume or reject this Lease.
          (b) Unless Tenant or its successors or assigns elect pursuant to Section 365(h)(l)(A) of the Bankruptcy Code (11 U.S.C. § 365(h)(l)(A)) to treat this Lease as terminated, rejection of this Lease pursuant to Section 365 of the Bankruptcy Code by Landlord or any parties entitled to act on behalf of or through Landlord (a) shall not terminate this Lease, which shall continue in full force and effect in accordance with its terms, and (b) shall not affect or impair the Leasehold Mortgage.
     15.5 Default of Landlord, Tenant’s Remedies.
          (a) The following shall be deemed a default by Landlord: failure to perform any act to be performed by Landlord hereunder or to comply with any provision, condition or covenant contained herein and such failure continues for more than thirty (30) calendar days after written notice of such failure is delivered to Landlord, or in the event of a default which cannot with due diligence be cured within such thirty (30) day period to cure said default and to prosecute the curing of such default with due diligence and to complete the curing of said default within a reasonable time thereafter.
          (b) Except as set forth in Sections 5.5 and 8.4, in the event of an uncured default of Landlord, Tenant shall have, as Tenant’s exclusive remedies, either (i) the right to pursue specific performance of any covenant or agreement of this Lease, violation or non-performance of which has caused such default by Landlord, or (ii) the right to perform any covenant or agreement, violation or non-performance of which has caused such default by Landlord and to the extent funds are expended by Tenant in connection therewith, Landlord shall, on demand, reimburse Tenant therefor, together with all costs, expenses and disbursements (including reasonable attorneys’ fees) incurred by Tenant in taking such remedial action. Nothing herein shall limit any rights or remedies Tenant may have under the Master Agreement.
     15.6 Irreparable Harm. Landlord and Tenant each acknowledges and agrees that a breach by it of this Lease would cause the other immediate and irreparable harm which could not be adequately remedied through the payment of monetary damages. Landlord and Tenant agree that the other shall be entitled to specific performance or other equitable relief to remedy a Default by it of this Lease.
ARTICLE XVI
QUIET ENJOYMENT
     16.1 Quiet Enjoyment. Tenant, upon paying the Base Rent, Additional Rent and other charges herein provided for, and upon observing and keeping all covenants, agreements and conditions of this Lease to be kept on its part, shall quietly have and enjoy the Premises during the term of this Lease without hindrance or molestation by anyone claiming by, through or under Landlord.
ARTICLE XVII
MISCELLANEOUS
     17.1 Successors and Assigns. Each provision of this Lease shall extend to and shall bind and inure to the benefit not only of Landlord and Tenant, but also their respective successors and permitted assigns, but this provision shall not operate to permit any transfer, assignment, mortgage, encumbrance, lien, charge or subletting contrary to the provisions of this Lease.
     17.2 Brokers. Each Party represents to the other that, except as set forth on Schedule 17.2, it has dealt with no broker, finder, leasing agent or other person in connection with this Lease, and agrees to indemnify and hold the other harmless from all damages, liability and expense (including reasonable attorneys’ fees) arising from any claims or demands of any broker or brokers or finders for any commission alleged to be due such broker or brokers or finders as a result of the actions of the indemnifying party.
     17.3 Modifications in Writing. No modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon a Party unless it is in writing and signed by such Party.
     17.4 Headings. The headings of Articles and Sections are for convenience only and do not limit, expand or construe the contents of the Sections.
     17.5 Time of Essence. Time is of the essence of this Lease and of all provisions hereof.

     17.6 Default Rate of Interest. All amounts owed by either Party to the other pursuant to any provision of this Lease shall bear interest from the date due until paid at the annual rate of two percent (2%) in excess of the rate of interest announced from time to time by JP Morgan/Chase Bank, N.A. (or its successor) as its prime, reference or corporate base rate, changing as and when said prime rate changes, unless a lesser rate shall then be the maximum rate permissible by law with respect thereto, in which event such lesser rate shall be charged.
     17.7 Severability. The invalidity of any provision of this Lease shall not impair or affect in any manner the validity, enforceability or effect of the rest of this Lease.
     17.8 Entire Agreement. All understandings and agreements, oral or written, heretofore made between the Parties with respect to the subject matter of this Lease are merged in this Lease, which, together with the Master Agreement, fully and completely expresses the agreement between Landlord and Tenant.
     17.9 Waiver of Trial by Jury; Nonwaiver. THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OF OR OCCUPANCY OF THE PREMISES OR ANY CLAIM OF INJURY OR DAMAGE AND ANY EMERGENCY STATUTORY OR ANY OTHER STATUTORY REMEDY. No implied waiver of any condition expressed in this Lease or any neglect of a Party to enforce any remedy on account of the violation of such condition shall constitute a subsequent waiver of such condition, and no express waiver shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated.
     17.10 Authorization by Parties. Each of Landlord and Tenant (a) represents and warrants to the other that this Lease has been duly authorized, executed and delivered by and on behalf of Landlord or Tenant, as the case may be, and constitutes the valid and binding agreement of such Party in accordance with the terms hereof, and (b) if either Party so requests, the other shall deliver to the requesting Party or its agent, concurrently with the delivery of this Lease executed by the requested Party, certified resolutions of the board of directors, trustees (and shareholders, if required) authorizing the requested Party’s execution and delivery of this Lease and the performance of the requested Party’s obligations hereunder.
     17.11 Notices. Any notice, demand, or communication required, permitted, or desired to be given hereunder shall be deemed effectively given when personally delivered, when received by receipted overnight delivery, or five (5) days after being deposited in the United States mail, with postage prepaid thereon, certified or registered mail, return receipt requested, addressed as follows:

If to Landlord:	Muskogee Medical Center Authority
101 Rockefeller Drive
Suite 204
Muskogee, Oklahoma 74401
Attention: President

With a simultaneous copy to:	McDermott Will & Emery LLP
227 West Monroe Street
Suite 4700
Chicago, Illinois 60606-5096
Attention: John M. Callahan, Esq.

If to Tenant or Capella:	Capella Healthcare, Inc.
Two Corporate Centre, Suite 200
501 Corporate Centre Drive
Franklin, Tennessee 37067-2662
Attention: General Counsel

With a simultaneous copy to:	Waller Lansden Dortch & Davis, LLP
511 Union Street
Suite 2700
Nashville, Tennessee 37219-8966
Attention: George W. Bishop III, Esq.
     or to such other address, and to the attention of such other person or officer as any Party may designate, with copies thereof to the respective counsel thereof as notified by such Party.
     17.12 Title and Covenant Against Liens. Landlord’s title is and always shall be paramount to the title of Tenant, and, nothing contained in this Lease shall empower Tenant to do any act which can, shall or may encumber the title of Landlord. Tenant covenants and agrees not to suffer or permit any lien (including without limitation, liens of mechanics or materialmen) to be placed upon or against Landlord’s interest in the Premises, except as permitted in Section 11.2 and, in case of any such lien attaching, to pay and remove same within sixty (60) days after the same shall occur; provided, however, Tenant shall not be obligated to satisfy or discharge any such lien, if Tenant reasonably and in good faith contests the validity of any lien, and, at its sole cost (in lieu of discharging the lien), effectively prevents the enforcement or foreclosure thereof by deposit, bond, order of court or otherwise. If any such liens so attach, and Tenant fails to pay or effectively prevent the enforcement or foreclosure thereof by contest, deposit, bond, order of court or otherwise remove same within sixty (60) days, Landlord, at its election, may pay and satisfy the same, and in such event the sums so paid by Landlord shall accrue with interest from the date of payment at the rate set forth in Section 17.6. Such sums shall be deemed to be Additional Rent due and payable by Tenant at once without notice or demand.
     17.13 Survival. The following provisions of this Lease are designed to and shall survive the Lease’s expiration or termination for any reason: Section 3.3, ARTICLE IV,

Section 7.3, ARTICLE VIII, ARTICLE X, Section 11.2(b), ARTICLES XII, XIII, XIV, Sections 15.2, 15.3, 15.4, 15.5, 15.6 and ARTICLE XVII.
     17.14 Memorandum of Lease. Upon request of the other party hereto, the Parties shall execute and deliver to each other duplicate originals of a memorandum of this Lease, in recordable form, containing the minimum information required by law for recording the same; provided, however, that any such memorandum shall include the legal description of the Premises and shall set forth the Term hereof.
     17.15 Guaranty. Capella hereby unconditionally and absolutely guarantees the prompt performance and observation by Tenant of each and every obligation, covenant and agreement of Tenant arising out of, connected with, or related to, this Lease and any ancillary documents referred to herein, and any extension, renewal and/or modification thereof. Capella hereby waives any defenses it may have to the enforceability of this guaranty against it solely as a guarantor, but does not waive any defenses it may have that could be raised by Tenant as the primary obligor hereunder.
     17.16 Choice of Law. The Parties agree that this Lease shall be governed by and construed in accordance with the laws of the State of Oklahoma without regard to conflict of laws principles.
     17.17 No Partnership. This Lease shall not be interpreted or construed to create an association, joint venture, franchise or partnership between the parties or to impose any partnership obligation or liability upon the Parties.
     17.18 No Third Party Beneficiaries. The terms and provisions of this Lease are intended solely for the benefit of the Parties and their respective permitted successors or assigns, and it is not the intention of the Parties to confer, and this Lease shall not confer, third-party beneficiary rights upon any other person. Notwithstanding anything herein to the contrary, the City shall be a third party beneficiary to this Lease solely with respect to enforcing the obligations and covenants of Tenant and Capella that arise under this Lease and inure to the benefit of the City.
(Signatures on next page)

     IN WITNESS WHEREOF, the Parties hereto have caused this Lease to be executed as of the Execution Date.

LANDLORD:	MUSKOGEE MEDICAL CENTER AUTHORITY, d/b/a MUSKOGEE REGIONAL MEDICAL CENTER
	By:	/s/ Chris Condley
Chris Condley
	Its:	Chairman

ATTEST:
By:	/s/ Wayne Wilburn
Wayne Wilburn, Secretary

STATE OF ILLINOIS          )
                                                )       ss.
COUNTY OF COOK            )
     This instrument was acknowledged before me this 30th day of March, 2007, by Chris Condley, as Chairman and Wayne Wilburn as Secretary of Muskogee Medical Center Authority.

/s/ Michelle Lee Krofel
Notary Public
Commission No.:

My Commission Expires: ___________
(SEAL)

Official Seal
MICHELLE LEE KROFEL
Notary Public — State of Illinois
My Commission Expires Nov 6, 2007

TENANT:	MUSKOGEE REGIONAL MEDICAL CENTER, LLC
	By:	/s/ D. Andrew Slusser
D. Andrew Slusser
	Its:	Vice President

ATTEST:
By:	/s/ Howard Wall
Howard Wall, Secretary

STATE OF ILLINOIS          )
                                               )       ss.
COUNTY OF COOK            )
     This instrument was acknowledged before me this 30th day of March, 2007, by D. Andrew Slusser as Vice President and Howard Wall, as Secretary of Muskogee Regional Medical Center, LLC.

/s/ Michelle Lee Krofel
Notary Public
Commission No.:

My Commission Expires: ___________
(SEAL)

Official Seal
MICHELLE LEE KROFEL
Notary Public – State of Illinois
My Commission Expires Nov 6, 2007

CAPELLA:	CAPELLA HEALTHCARE, INC.
	By:	/s/ D. Andrew Slusser
D. Andrew Slusser
	Its:	Senior Vice President

ATTEST:
By:	/s/ Howard Wall
Howard Wall, Secretary

STATE OF ILLINOIS          )
                                              )       ss.
COUNTY OF COOK           )
     This instrument was acknowledged before me this 30th day of March, 2007, by D. Andrew Slusser as Vice President and Howard Wall, as Secretary of Capella Healthcare, Inc.

/s/ Michelle Lee Krofel
Notary Public
Commission No.:

My Commission Expires: ___________
(SEAL)

Official Seal
MICHELLE LEE KROFEL
Notary Public – State of Illinois
My Commission Expires Nov 6, 2007

AMENDED AND RESTATED LEASE AGREEMENT
     This AMENDED AND RESTATED LEASE AGREEMENT (“Agreement”) is dated as of March 30, 2007 (the “Execution Date”), by and between the CITY OF MUSKOGEE, OKLAHOMA, an Oklahoma municipal corporation (the “City”), and MUSKOGEE MEDICAL CENTER AUTHORITY, doing business as MUSKOGEE REGIONAL MEDICAL CENTER, an Oklahoma public trust created pursuant to the Oklahoma Public Trust Act (the “Trust”). The Trust and the City may be referred to individually as a “Party,” and collectively, as the “Parties.”
RECITALS:
     WHEREAS, the City, as landlord, and the Trust, as tenant, entered into a March 1, 1974 Lease Agreement which was recorded with the Clerk of Muskogee County, Oklahoma in Book 1373, beginning on page 117 (the “Original Lease”), for certain improved real estate described therein which is used in the operation of the Muskogee Regional Medical Center (the “Hospital”);
     WHEREAS, under the Original Lease, the City leased to the Trust the Leased Premises (as defined herein) for a 50-year term, to run through February 29, 2024;
     WHEREAS, the Trust and certain of its affiliates (the “Trust Affiliates”) have proposed entering into a Master Agreement with Capella Healthcare, Inc., a Delaware corporation (“CHI”), and Muskogee Regional Medical Center, LLC, a Delaware limited liability company (“Capella”), pursuant to which the Trust would agree to: (i) lease or sublease to Capella the real property used in connection with the operation of the Hospital (including, without limitation, the Leased Premises) for a term of forty (40) years, and (ii) sell, transfer and assign to Capella certain non-real property assets used in the operation of the Hospital (collectively, the “Transaction”);
     WHEREAS, the City and the Trust have determined that the Transaction is in the best interests of the Hospital and the community;
     WHEREAS, in order to facilitate the Transaction: (i) the City and the Trust desire to amend, restate and supercede the Original Lease, contingent upon the Trust’s consummation of the Transaction, (ii) the City desires to transfer to the Trust any and all non-real property assets it owns which are used in the operation of the Hospital (with a right to reacquire such assets if the Transaction is not consummated); and (iii) the City desires to consent to the Trust’s sublease of the Leased Premises to Capella pursuant to the terms of the lease agreement attached as Exhibit A (the “Sublease”); and
     WHEREAS, the bank (the “Bank”) designated as the Trustee Bank for the bondholders under the Bond Indenture dated as of March 1, 1974, by and between the Trust and the Bank, and authorizing the issuance and securing the payment of the $21,725,000 Muskogee Medical Center Authority Hospital Gross Revenue Bonds, Series 1974 (Muskogee General Hospital Issue) (the “Bonds”), has consented to this Agreement, as required by Section 14.1 of the Original Lease, a copy of which consent is attached hereto as Exhibit E.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged by execution hereof, the Parties agree as follows:
ARTICLE I
STATUS OF ORIGINAL LEASE; PROPERTY LEASED
     1.1 The Parties acknowledge and agree that the Original Lease is in full force and effect and no event has occurred which, with the passage of time, or the giving of notice, or both, would constitute a breach of or default under the Original Lease by either party thereto. The Parties agree that this Agreement supercedes, amends and restates the Original Lease in its entirety.
     1.2 The City for and in consideration of the covenants, agreements, provisions and conditions hereinafter set out on the part of the Trust to be kept, observed and performed, and in further consideration of rental previously, paid by the Trust to the City in the amount of $1.00 per year, the prepayment in full of which the City hereby acknowledges, does by these presents, demise, lease, let and assign unto the Trust, and the Trust does hereby lease from the City, the real property owned by or under the control of the City as set out in Exhibit B (the “Leased Premises”), including:
     (a) All buildings, structures, fixtures and improvements now or hereafter constructed, erected or placed thereon;
     (b) All rights-of-way, real estate and interest therein, licenses, easements and other rights and privileges appertaining or related thereto;
     (c) All real property and all rights and privileges appertaining or related thereto which hereafter may be acquired by or in the name of the City for use in connection with furnishing of hospital services to persons, firms, corporations and others within and without the corporate limits of the City; and
     (d) Any and all interest of the City in and to all proceeds, charges, revenues, income, rents, receipts, issues and benefits (hereinafter collectively referred to as the “Hospital Revenues” or “Revenues”) related to the operation of the Hospital and any other facilities or businesses on the Leased Premises.
ARTICLE II
TERM
     The City, as Lessor, hereby demises and leases the Leased Premises to the Trust, as Lessee, for a term (the “Term”) beginning March 1, 1974 and ending on April __, 2047 (the “Expiration Date”).

ARTICLE III
LIENS AND ENCUMBRANCES
     Neither the City nor the Trust shall create any lien upon their respective interests in the Leased Premises or any part thereof.
ARTICLE IV
IMPROVEMENTS
     All real property and fixtures which shall be constructed, placed or installed in or upon the Leased Premises as an addition to, as a substitute for, or in renewal or replacement of, any such real property or fixtures constituting part of the Leased Premises shall upon expiration or earlier termination of this Agreement become a part of the Leased Premises. The foregoing notwithstanding, any removable fixtures and/or personal property placed on the Leased Premises, including those in the Hospital, by the Trust, Capella, or by any Permitted Assignee shall remain the property of the Trust, Capella or such Permitted Assignee, as the case may be, and may be removed by the Trust not later than ninety (90) days following expiration or earlier termination of this Agreement. As used herein, “Permitted Assignee” shall mean any party to which Capella (pursuant to the terms of the Sublease) may assign the Sublease or sublet the Leased Premises.
ARTICLE V
INSURANCE
     During the Term, the Trust, at its sole cost and expense, shall procure and maintain (or require that Capella and any Permitted Assignee procure and maintain) insurance coverage consistent with the coverage maintained by other similarly-situated hospital companies insuring all improvements (exclusive of foundations, excavations, parking areas, drives, underground utilities and all other land improvements) at any time situated upon the Leased Premises against loss or damage by fire, lightning, vandalism, malicious mischief and other risks which are included under an “extended coverage” endorsement.
ARTICLE VI
AMENDMENTS
     This Agreement may be amended only by a written instrument duly executed by the City, the Trust and Capella and shall not require the approval of the Bank.
ARTICLE VII
REPRESENTATIONS BY CITY
     The City represents, warrants and covenants that it has full right and lawful authority to enter into this Agreement for the full Term hereof and to grant to the Trust the right to lease the Leased Premises as herein contained, and that the Trust shall have, hold and enjoy, during the

Term hereof, peaceful, quiet and undisputed possession of the Leased Premises, without hindrance or molestation by anyone claiming by or through the City, subject, however, to the provisions of this Agreement, and the City shall from time to time take all necessary action to that end.
ARTICLE VIII
INDEMNIFICATION AND REIMBURSEMENT
     13.1 Unless due to the gross negligence or willful misconduct of the City, the Trust shall defend, indemnify and hold harmless, the City, and its respective directors, officers, employees, agents and independent contractors (collectively, the “City Indemnified Parties”), from and against any and all losses, liabilities, damages, costs (including, without limitation, court costs and costs of appeal) and expenses (including, without limitation, reasonable attorneys’ fees and fees of expert consultants and witnesses) that any of the City Indemnified Parties incurs as a result of, or with respect to any claim made by a third party with respect to the acts or omissions of the Trust during the Term.
     13.2 Unless due to the gross negligence or willful misconduct of the Trust or Capella, the City shall defend, indemnify and hold harmless, the Trust, Capella and their respective directors, officers, employees, agents and independent contractors (collectively, the “Trust and Capella Indemnified Parties”), from and against any and all losses, liabilities, damages, costs (including, without limitation, court costs and costs of appeal) and expenses (including, without limitation, reasonable attorneys’ fees and fees of expert consultants and witnesses) that any of the Trust and Capella Indemnified Parties incurs as a result of, or with respect to any claim made by a third party with respect to the acts or omissions of the City during the Term.
ARTICLE IX
RECORDATION OF LEASE
     Upon request of either Party, the other Party covenants that it will cause a memorandum of this Agreement or any amendment hereof to be recorded and filed in the office or offices where leases of such type are customarily recorded and filed.
ARTICLE X
OKLAHOMA LAW CONTROLLING; MEANING OF TERMS
     This Agreement shall be construed and enforced in accordance with the laws of the State of Oklahoma.

ARTICLE XI
NOTICES; DEMANDS; REQUESTS
     All notices, demands and requests to be given or made hereunder to or by the City or the Trust shall be in writing and shall be deemed to be properly given or made if sent by United States registered mail, postage prepaid, addressed as follows:
     (a)   As to the Trust:
Muskogee Medical Center Authority
101 Rockefeller Drive
Suite 204
Muskogee, Oklahoma 74401
Attention: President
With a simultaneous copy to:
McDermott, Will & Emery LLP
227 West Monroe Street
Suite 4700
Chicago, Illinois 60606-5096
Attention: John M. Callahan, Esq.
     (b)   As to the City:
City of Muskogee Oklahoma
229 W. Okmulgee
Muskogee, Oklahoma 74402
Attention: City Attorney
     Any of such addresses may be changed at any time upon written notice of such change sent by United States registered mail, postage prepaid, to the other parties by the party effecting the change.
ARTICLE XII
RIGHTS AND REMEDIES UPON DEFAULT
     Upon the occurrence of any default by the Trust, the City shall have, to the extent such remedies and rights are not duplicative, as its exclusive remedies either (i) the right to pursue specific performance, or (ii) the right to perform any covenant or agreement, the violation or non-performance of which has caused a default and to the extent sums are expended by the City in connection therewith, to add such sums to the rent due from the Trust to the City. Thereupon the Trust shall be obligated to, and hereby agrees, to pay the City, upon demand, all costs, expenses and disbursements (including reasonable attorneys’ fees) incurred by the City in taking such remedial action.

ARTICLE XIII
TRANSFER OF OPERATING ASSETS
     Effective as of the Execution Date, the City shall execute and deliver to the Trust the Bill of Sale and Assignment attached as Exhibit C hereto (the “Bill of Sale and Assignment”), selling, transferring and conveying free and clear of all liens and encumbrances to the Trust any and all right, title and interest it may have or it may acquire in and to any of the non-real property assets which are held or used in connection with the Leased Premises or the operation of the Hospital, including but not limited to equipment, fixtures and furnishings located at the Hospital or in or near the buildings and structures and improvements to said equipment (collectively, the “Operating Assets”). Notwithstanding the foregoing, if, and only if, the Transaction has not been consummated and closed within one hundred eighty (180) days following the Execution Date (the “Option Date”), the City shall have an option to reacquire from the Trust the Operating Assets for One Dollar ($1.00). The City shall execute its option, if at all, by providing written notice to the Trust of its intent to do so at least thirty (30) days following the Option Date (the “Option Notice”). Upon receipt of an Option Notice, the Trust shall take such actions as may be necessary and appropriate to sell, transfer and convey to the City any and all interest it may have in and to the Operating Assets within thirty (30) days thereafter, including without limitation, executing and delivering to the City such bills of sale and transfer instruments as the City reasonably may request.
ARTICLE XIV
SUBLEASES
     14.1 The Trust may sublet the Leased Premises, or any portion thereof, to Capella, which, in turn, may assign the Sublease or sublet the Leased Premises in accordance with the terms and conditions of the Sublease. All subleases (including, without limitation, the Sublease) must be subordinated to the terms of this Agreement.
     14.2 In order to facilitate the Transaction, the City hereby consents to the sublease by the Trust to Capella of the Leased Premises and the operation of the Leased Premises by Capella pursuant to the terms of the Sublease. Effective as of the Execution Date, the City shall execute and deliver to Capella the Sublease Nondisturbance and Attornment Agreement attached as Exhibit D hereto (the “Nondisturbance Agreement”).
     14.3 The City agrees that, if the Leased Premises are condemned and the Sublease entitles Capella or a Permitted Assignee to receive or share in a condemnation award, the City shall (to the extent it is paid or receives such condemnation award) pay Capella or the Permitted Assignee (as applicable) that portion of the condemnation award required to be paid by the Trust to Capella or the Permitted Assignee under the terms of the Sublease. Similarly, if the Leased Premises are damaged or destroyed by fire or other casualty and the Sublease entitles Capella or a Permitted Assignee to share in the net proceeds of the fire and extended coverage insurance policy covering the Leased Premises, the City shall (to the extent it is paid or receives such proceeds) pay Capella or the Permitted Assignee, as applicable, that portion of the net proceeds required to be paid to Capella or the Permitted Assignee under the terms of the Sublease.

     14.4 The City acknowledges that if the Transaction is consummated, the Operating Assets shall be sold, transferred and conveyed to Capella free and clear of the City’s option to repurchase the Operating Assets as set forth in Article XIII, above.
ARTICLE XV
MISCELLANEOUS
     15.1 This Agreement, together with the Sublease and the exhibits hereto and thereto, set forth the entire agreement of the Parties with respect to their subject matter. All prior or contemporaneous oral agreements are superceded hereby. All references in this Agreement to Capella shall include Permitted Assignees and permitted sublessees and assignees under the Sublease. In the event of a conflict between a term or condition in this Agreement and a term or condition in the Sublease, the Sublease shall govern.
     15.2 This Agreement is binding upon, and inures to the benefit of, the Parties hereto, their respective successors and, to the extent assignment or subletting is permitted hereby, their respective permitted assigns and sublessees.
     15.3 Whenever the written consent or approval of the Trust or the City shall be required under the provisions of this Agreement, such consent or approval shall not be unreasonably withheld, conditioned or delayed.
     15.4 Each of the Parties represents and warrants to the other that this Agreement is a valid and binding obligation of such Party, that this Agreement is enforceable against such Party in accordance with its tern’s, and that the person signing on behalf of the respective Party is fully and lawfully authorized and directed to execute and deliver this Agreement, without the consent or joinder of any other party.
     15.5 This Agreement may be executed in any number of counterparts and by each of the Parties in separate counterparts, all such counterparts together constituting one and the same instrument.
     15.6 The terms and provisions of this Agreement are intended solely for the benefit of the Parties hereto and their respective successors or assigns, and it is not the intention of the Parties to confer third party beneficiary rights upon any other person. Notwithstanding the foregoing, the Parties hereby acknowledge that Capella has entered into various agreements in connection with the Transaction and, consequently, Capella and its successors and assigns shall be considered third party beneficiaries of the Trust hereunder and shall have the right to enforce the terms of this Agreement against the Trust and the City.
     15.7 If any one or more of the covenants, agreements or provisions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, the invalidity of any such covenants, agreements and provisions shall in no way affect the validity or effectiveness of the remainder of this Agreement and this Agreement shall continue in force to the fullest extent permitted by law.

     15.8 In the event this Agreement is rejected or disaffirmed pursuant to any bankruptcy, insolvency or other law affecting creditors’ rights, the City shall give prompt notice thereof to Capella, and the City, on written request of Capella made any time within thirty (30) days after the giving of such notice by the City, shall promptly execute and deliver a new lease of the Leased Premises to Capella, for the remainder of the term upon all the covenants, conditions, limitations and agreements herein contained except for such provisions which must be modified to reflect such termination, rejection or disaffirmance and the passage of time. For clarity, until such new lease is documented, Capella’s right of quiet enjoyment of the Leased Premises under this Agreement and the Sublease pursuant to Section 365(h)(1)(A) of the Bankruptcy Code (11 U.S.C. § 365(h)(1)(A)) or otherwise, shall not be affected or impaired.
     15.9 In the event this Agreement is rejected pursuant to Section 365 of the Bankruptcy Code (11 U.S.C. § 365), the Trust agrees and the City acknowledges, for the benefit of Capella, that the right of election arising under Section 365(h)(1)(A) of the Bankruptcy Code shall only be exercised by Capella or its successors or assigns, and not by any other party, including, without limitation, the Trust. Any exercise or attempted exercise by any party other than Capella or its successors or assigns of such right of election in violation of the preceding sentence shall be void. Unless Capella or its successors or assigns elect pursuant to Section 365(h)(1)(A) of the Bankruptcy Code to treat this Agreement as terminated, rejection of this Agreement pursuant to Section 365 of the Bankruptcy Code by the City or any parties entitled to act on behalf of or through the City (a) shall not terminate this Agreement, which shall continue in full force and effect in accordance with its terms, and (b) shall not affect or impair the Sublease or any permitted leasehold mortgage pursuant thereto.
(Signatures on next page)

     IN WITNESS WHEREOF, the City has caused this instrument to be signed by its Mayor and its seal affixed, and the Trustees of the Trust have caused this instrument to be signed by the Chairman of the Board of Trustees, all as of the Execution Date.

CITY OF MUSKOGEE, OKLAHOMA
By:
, Mayor

ATTEST:
By:
, City Clerk

STATE OF OKLAHOMA	)
) ss.
COUNTY OF MUSKOGEE	)
     This instrument was acknowledged before me this ____ day of                                         , 2007, by                                      , as Mayor of the City of Muskogee, Oklahoma, and                                         , as City Clerk of said City.

Notary Public
Commission No.:

(Signatures continue on next page)

MUSKOGEE MEDICAL CENTER AUTHORITY
By:
Chris Condley, Chairman

ATTEST:
By:
Wayne Wilburn, Secretary

My Commission Expires:
(SEAL)

STATE OF OKLAHOMA	)
) ss.
COUNTY OF MUSKOGEE	)
     This instrument was acknowledged before me this ____ day of                     , 2007, by Chris Condley, as Chairman and                                         , as Secretary of Muskogee Medical Center Authority.

Notary Public
Commission No.:

My Commission Expires:
(SEAL)

EXHIBIT A
Capella Sublease
(See Attached)

EXHIBIT B
Leased Premises
     The Real Property leased pursuant to this Lease Agreement located in the City of Muskogee, County of Muskogee, State of Oklahoma, is more particularly described as follows, to-wit:
A parcel of land, lying in the Northwest 1/4 of Section 28, Township 15 North, Range 18 East, Muskogee County, Oklahoma, described as follows:
Beginning at a point 40 feet North and 25 feet East of the Southwest corner of the Northeast 1/4 of the Northwest 1/4, thence N .00° 04’ E a distance of 1242.4 feet; thence N 89° 55’ E a distance of 636.6 feet; thence S 00° 04’ W a distance of 628.15 feet; thence N 89° 57’ E a distance of 380.0 feet; thence S 00° 04’ W a distance of 788.4 feet; thence S 89° 57’ W a distance of 380.0 feet; thence on a curve to the right, having a radius of 10 feet, a distance of 9.53 feet; thence N 35° 25’ 42” W a distance of 90.04 feet; thence on a curve to the left, having a radius of 230.0 feet, a distance of 219.6 feet; thence S 89° 52’ W a distance of 388.12 feet to the point of beginning. Containing 25.24 acres more or less.
A parcel of land lying in the Southeast 1/4 of the Northwest 1/4 of Section 28, Township 15 North, Range 18 East, Muskogee County, Oklahoma, more particularly described as follows:
Beginning at the Northwest corner of the Southeast 1/4 of the Northwest 1/4 thence S 00° 04’ W a distance of 650.0 feet; thence N 89° 52’ E a distance of 600.0 feet; thence N 00° 04° E a distance of 519.1 feet; thence N 35° 19’ 10” W a distance of 61.55 feet; thence on a curve to the left, having a radius of 190.0 feet, a distance of 181.86 feet; thence S 89° 52’ W a distance of 408.35 feet to the point of beginning. Containing 8.77 acres more or less.

BILL OF SALE AND ASSIGNMENT
          This BILL OF SALE AND ASSIGNMENT (this “Bill of Sale”) is made and entered into this _____ day of                                         , 2007, by and among the CITY OF MUSKOGEE, OKLAHOMA, an Oklahoma municipal corporation (the “City” and MUSKOGEE MEDICAL CENTER AUTHORITY, d/b/a MUSKOGEE REGIONAL MEDICAL CENTER, an Oklahoma public trust created pursuant to the Oklahoma Public Trust Act (the “Trust”).
          WITNESSETH, that the City, for good and valuable consideration as provided in the Amended and Restated Lease Agreement of even date herewith (the “Agreement”), hereby sells, assigns, transfers, bargains, grants, sets over, conveys and delivers to the Trust, free and clear of all liens and encumbrances, effective as of the date hereof, and the Trust does hereby purchase, accept, assume and receive, effective as of the date hereof, any and all right, title and interest of the City in and to the Operating Assets (as defined in the Agreement),
          TO HAVE AND TO HOLD the Operating Assets, rights and interests unto the Trust, its successors and assigns, to and for their use forever.
          The City shall, at the Trust’s request and without further consideration, execute and deliver to the Trust such further documents, and take such further actions, as the Trust reasonably may deem to be necessary to further consummate or evidence the sale and assignment made to the Trust hereby, or to vest in the Trust all of the City’s right, title and interest in and to the Operating Assets.
          Neither the making nor the acceptance of this Bill of Sale shall constitute a waiver or release by the City or the Trust of any rights, liabilities, duties or obligations granted to or imposed upon them by the terms of the Agreement.
          This Bill of Sale shall be governed by and construed in accordance with the domestic laws of the State of Oklahoma as applied to contracts made and performed in the State of Oklahoma.
          IN WITNESS WHEREOF, the parties have caused this Bill of Sale to be executed in multiple originals by their authorized officers.

CITY OF MUSKOGEE, OKLAHOMA	MUSKOGEE MEDICAL CENTER AUTHORITY, d/b/a MUSKOGEE REGIONAL MEDICAL CENTER,
By:	By:
Its:	Its:

EXHIBIT D
Nondisturbance Agreement
(See attached)

EXHIBIT B
Owned Real Property

EXHIBIT “B”
Owned Real Property
(Source: Schedule C of Pioneer Abstract Commitment No. 2007020047-3rd Revision)
Tract 1:
The southerly 30 feet of Lot 4, all of Lots 5, 6 and 7 and the north 7 feet of the east 40 feet of Lot 8 and the southerly 23 feet of Lot 8 and the east 40 feet of Lot 9 in Block 4 of CORONA ADDITION, a subdivision of Lots 1, 2, 6, 7, 8, 9, 15, and 16 of GRAND DIVIDE ADDITION to the City of Muskogee, according to the official plat thereof, Muskogee County, Oklahoma
Address: 301 South 36th Street, Muskogee, Oklahoma
Tract 3:
The south 290.73 feet of the west half of the east half of the SE1/4 of Section 30, Township 15 North, Range 19 East of the Indian Meridian, Muskogee County, Oklahoma
Address: 3520 and 3524 Chandler Road, Muskogee, Oklahoma
Tract 7:
Lots 1, 2, 3, 10, 11, 12, 13, 14 and the north 20 feet of Lot 4 and the west 100.12 feet of Lots 8 and 9 less the south 23 feet of the west 100.12 fee of Lot 8 in Block 4 of CORONA ADDITION, a subdivision of Lots 1, 2, 6, 7, 8, 9, 15 and 16 of GRAND DIVIDE ADDITION to the City of Muskogee, according to the official plat thereof, Muskogee County, Oklahoma
Address: 211 South 36th Street, Muskogee, Oklahoma
(Source: Schedule C of Pioneer Abstract Commitment No. 2007020047-3rd Revision)
Tract 2:
Lots, 1, 2, 3, 4, 5, 6, 7 and the north 118.5 feet of Lot 8 in Block 12 of REID HEIGHTS ADDITION to the City of Muskogee, according to the official plat thereof, Muskogee County, Oklahoma Less the east 20 feet of Lot 1
Address: 201 South York, Muskogee, Oklahoma

Tract 4:
The south 5 feet of Lot 3 and the north 45 feet of Lot 4 in Block 5 of CORONA ADDITION subdivision of Lots 1, 2, 6, 7, 8, 9, 15 and 16 of GRAND DIVIDE ADDITION to the City of Muskogee, according to the official plat thereof, Muskogee County, Oklahoma
Address: Between 36th and 37th Street and Denver, Muskogee, Oklahoma
Tract 5:
Lot 12 and the north 35 feet of Lot 11 in Block 5 of CORONA ADDITION, a subdivision of Lots 1, 2, 6, 7, 8, 9, 15 and 16 of GRAND DIVIDE ADDITION to the City of Muskogee, according to the official plat thereof, Muskogee County, Oklahoma
Address: 318 South 37th Street, Muskogee, Oklahoma
Tract 6:
The south 5 feet of Lot 4 and all of Lots 5 6, 7, 8 and 9 and the south 5 feet of Lot 10 in Block 5 of CORONA ADDITION, a subdivision of Lots 1, 2, 6, 7, 8, 9, 15 and 16 of GRAND DIVIDE ADDITION to the City of Muskogee, according to the official plat thereof, Muskogee County, Oklahoma
Address: Between 36th and 37th Street and Denver, Muskogee, Oklahoma
Tract 9:
Lots 1, 2, and 3 in Block 3 of CORONA ADDITION to the City of Muskogee, according to the official plat thereof, Muskogee County, State of Oklahoma
Address: 305 South 37th Street, Muskogee, Oklahoma
and
Lot 1 and the North 35 feet of Lot 2 in Block 5 of CORONA ADDITION to the City of Muskogee, according to the official plat thereof, Muskogee County, State of Oklahoma
Address: 333 South 36th Street, Muskogee, Oklahoma
Tract 9a:
Lots 5 and 6 in Block 1 of CORONA ADDITION to the City of Muskogee, according to the official plat thereof, Muskogee County, State of Oklahoma
Address: 105 South 36th Street, Muskogee, Oklahoma 74401

Tract 11 (from Schedule C of Title Commitment):
The NW1/4 of the NW1/4 of the NE1/4, LESS the North 330 feet of the West 360 feet of the NW1/4 of the NW1/4 of the NE1/4 all in Section 21, Township 17 North, Range 18 East of the Indian Base and Meridian lying East of the East right-of-way line of U.S. Highway 69 AND LESS Beginning at a point 24.75 feet South of the Northeast corner of said NW1/4 NW1/4 NE1/4, thence S 88° 47’ 48” W a distance of 297.80 feet, thence S 1° 40’ 46” E a distance of 60.25 feet, thence N 88° 47’ 48” E a distance of 139.29 feet, thence N 85° 56’ 03” E a distance of 100.13 feet, thence N 88° 47’ 48” E a distance of 58.52 feet, thence N 1° 44’ 05” W a distance of 55.25 feet to point of beginning. AND LESS A strip, described as follows: Beginning at a point 80.00 feet South of the Northeast corner of said NW1/4 NW1/4 NE1/4, thence S 88° 47’ 48” W a distance of 58.52 feet, thence S 85° 56’ 03” W a distance of 100.13 feet, thence S 88° 47’ 48” W a distance of 139.29 feet, thence S 1° 40’ 46” E a distance of 60.00 feet, thence N 88° 47’ 48” E a distance of 138.79 feet, thence N 85° 56’ 03” E a distance of 100.13 feet, thence N 88° 47’ 48” E a distance of 59.08 feet, thence N 1° 44’ 05” W a distance of 60.00 feet to point of beginning Wagoner County, Oklahoma
Address: Frontage on Highway 69, Wagoner, Oklahoma
Or
Tract 11: (Source from new Survey)
The NW1/4 of NW/1/4 of NE1/4, less the North 330 feet of the West 360 ft of NW1/4 of the NW1/4 of NE1/4 Lying East of Highway 59 Right of Way in Section 21, Township 17 North, Range 18 East of the I.B.M., Wagoner County, State of Oklahoma,
Less a strip piece or parcel of land lying in the NW1/4 of the NW1/4 of the NE1/4, Less the North 330 feet of the West 360 feet thereof, Section 21, T17N, R18E, Wagoner County, Oklahoma, said parcel of land being described as follows: Beginning at a point 24.75 feet South of the Northeast corner of said NW1/4 of the NW1/4 of the NE1/4, thence S 88° 47’ 48” W a distance of 297.80 feet, thence S01° 40’ 46”E a distance of 60.25 feet; thence N88° 47’ 48”E a distance of 139.29 feet; thence N85°56’03”E a distance of 100.13 feet; thence N88° 47’48”E a distance of 58.52 feet; thence N01° 44’ 05”W a distance of 55.25 feet to point of beginning, AND LESS a strip piece or parcel of land in the NW1/4 of the NW1/4 of the NE1/4, less the North 330.0 feet of the west 360.00 feet thereof, Section 21, T17N, R18E, Wagoner County, Oklahoma said parcel of land being described as follows: Beginning at a point 80.00 feet South of the Northeast corner of said NW1/4 of the NW1/4 of the NE1/4, thence S88°47’48”W a distance of 58.52 feet; thence S85° 56’03”W a distance of 100.13 feet; thence S88° 47’48”W a distance of 139.29 feet; thence S01° 40’46”E a distance of 60.00 feet; thence N88°47”48“E a distance of 138.79 feet; thence N85°56’03”E a distance of 100.13 feet; thence N88°47’48”E a distance of 59.08 feet: thence N01° 44’05”W a distance of 60.00 feet to point of beginning.

Tract 12:
Lots 11, 12 and 13 in Block 2 of CORONA ADDITION, being a subdivision of Lots 1, 2 6, 7, 8, 9, 15 & 16 in GRAND DIVIDE ADDITION to the City of Muskogee, according to the official plat thereof, Muskogee County, Oklahoma
     Address: 251 South 37th Street, Muskogee, Oklahoma

EXHIBIT C
West Side Expansion Project

EXHIBIT D
Indigent Care Policies
The Trust’s current indigent care policies at the Hospital are attached hereto. The income levels contained in the current policies may be revised from time to time to reflect actual changes in the Federal Poverty Guidelines.

NUMBER: 1000 A-70

MUSKOGEE REGIONAL MEDICAL CENTER POLICY & PROCEDURE	EFFECTIVE DATE: 9/1/04 IMPLEMENTATION DATE: REVISION DATE: 12/29/05 REVIEW DATE: RESPONSIBLE PARTY: Sr. VP/CIO

TITLE:	HEALTHCARE ASSISTANCE PROGRAM

ISSUING SOURCE:	ADMINISTRATION
ACCREDITING OR REGULATORY REFERENCE:      N/A

REVIEWED BY:		DATE:

REVIEWED BY:		DATE:

APPROVED BY:	SIGNATURE ON FILE	PAGE 1 of 8
President/CEO
PURPOSE:
To assist patients possessing minimal monetary resources to resolve financial obligations for healthcare services.
POLICY:
Charitable discounts will be based on the applicant’s inability to pay and will not be determined on the basis of age, sex, race, religion, or national origin. To the extent the resources of Muskogee Regional Medical Center (MRMC) permit, healthcare services shall be available to all eligible individuals so as to render necessary medical services, regardless of the applicant’s ability to pay.
The medical center may, however, refer an individual to alternative programs or services within the community where appropriate programs and services are available and where such referrals do not place an undue burden on the patient or family. The medical center will also pursue and assist the individual in pursuing alternative sources of payment from other payer sources. Both of these actions are intended to allow the medical center to provide substantially higher level of necessary charitable services within the limits of our resources.
Confidentiality of information and individual dignity will be maintained for all who seek charitable services at the medical center.
PROCEDURE:
All applications for charity consideration are referred to the Patient Financial Services department. Request for consideration can originate from the physician, patient, responsible

Healthcare Assistance Program
100 A-70
party, family member, or associate of the family. Referral can also originate from any employee or member of the medical center staff. The notification of need can be either verbal or by written communication.
I.	The patient, or a representative or responsible party will make application to any possible sources for reimbursement such as DHS, Victim of Crime, SSI or other available programs. Assistance in the application process can be provided by medical center staff or contract personnel.

II.	A Healthcare Assistant Program Application and valid documentation of income will be required from each patient, his representative or responsible party requesting charity care consideration.

III.	To be eligible for healthcare assistance, family income must be at or below established medical center income guidelines.
A.	Family income is considered to be all income for all persons living in the same household. Size of family is based on all persons living in the same household including students or others claimed on income tax return. Proof of income must accompany the application and additional information and documentation may be required prior to determination.

B.	Income guidelines will be based upon the yearly rates as published in the Federal Register.

C.	Approval and adjustment will be made only after all other sources of reimbursement have been exhausted. Non-compliance in making application to other sources will negate eligibility for charitable consideration.
IV.	For those patients falling outside the income guidelines, healthcare assistance consideration can be determined by an evaluation and analysis of the patient’s income, other income sources, disposable assets, and the patient’s ability to pay a portion of their medical bill. For an expense to income analysis, expenses must be at least 90% of income. Expenses considered in the analysis are as follows.
1.	Rent/Mortgage

2.	Utilities

3.	Food

4.	Transportation Fees

5.	Prescription medication, Durable Medical Equipment

6.	Other medical expenses

7.	Insurance premiums

8.	Taxes
V.	For those patients who are eligible for Medicaid benefits and receive medically necessary services that are deemed non-covered for reimbursement by state Medicaid guidelines, a charitable adjustment will be made at 100%.

2

Healthcare Assistance Program
100 A-70
VI.	The final determination for a charitable adjustment will be made by the designated representatives of the Administrative staff. All charity documentation is retained in the Patient Financial Services.

VII.	When appropriate, long-term affordable payment arrangements will be made. Non-compliance with the arrangements will result in the account being classified Bad Debt with collection agency assignment.

VIII.	Income Guidelines
A.	100% Charity — Income to and including 1-1/2 times poverty guidelines.

B.	75% charity — Income over 1-1/2 times to and including 2 times poverty guidelines.

C.	50% Charity — Income over 2 times and including 2-1/2 times poverty guidelines.
IX.	The medical center reserves the right to reconsider its determination under any of, but not limited by the following conditions.
A.	If the patient, his representative, or responsible party should refuse to cooperate in furnishing current financial information to assist in a fair determination.

B.	If the patient, his representative or responsible party should refuse to make application or not fully cooperate in completing application requirements for any amounts receivable from other available payer sources.

C.	If it is determined that any false or misleading information was provided by the patient, his representative or responsible party.
IX.	The medical center reserves the right to revise these guidelines as deemed necessary and without prior notice.
Attachments:
Healthcare Assistance Program Application
Healthcare Assistance Program Worksheet

3

Healthcare Assistance Program
100 A-70
MUSKOGEE REGIONAL MEDICAL CENTER
300 ROCKEFELLER DRIVE, MUSKOGEE, OK 74401
918-684-2585
********** FILING THIS APPLICATION DOES NOT GUARANTEE APPROVAL **************

For Hospital Use Only:	Name:	Acct#
	SS #:	Acct#
Acct#
HEALTHCARE ASSISTANCE PROGRAM APPLICATION
DATE COMPLETED: ________________________
PERSON COMPLETING FORM: ________________________

GUARANTOR:____________________________________	SPOUSE:________________________________________

SS#:____________________________________________	SS#:___________________________________________

EMPLOYER:_______________________________________	EMPLOYER:_____________________________________

ADDRESS:_______________________________________	ADDRESS:______________________________________

CITY,STATE:______________________________________	CITY,STATE:____________________________________

PHONE:__________________________________________	PHONE:_________________________________________
******** DEPENDENTS ********

NAME:	AGE:

NAME:	AGE:

NAME:	AGE:

NAME:	AGE:

NAME:	AGE:

******** CASH ASSETS ********
BANK NAME:________________________
ADDRESS:_________________________________________________________________________________________ _________

4

Healthcare Assistance Program
100 A-70
BALANCE ON HAND:

CHECKING ACCOUNT:________________________	SAVINGS ACCOUNT:______________

CDs:_______________________________________	OTHER:_________________________

          TOTAL CASH ASSETS:___________________________
******” NON-CASH ASSETS ******”*

MARKET VALUE	-	LOAN BALANCE	=	EQUITY

HOME	-		=

OTHER	-		=

VEHICLE	-		=

VEHICLE	-		=

     TOTAL NON-CASH ASSETS EQUITY:___________________________

******** INCOME ********
          (INCLUDE ALL INCOMES OF ALL MEMBERS OF HOUSEHOLD)

	WEEKLY/BIWEEKLY	ANNUAL
SOURCE OF INCOME	AMOUNT	AMOUNT

WAGES OR SALARY	$	$

NET INCOME SELF-EMPLOYMENT	$	$

NET INCOME FARM	$	$

SOCIAL SECURITY	$	$

AFDC — WELFARE	$	$

UNEMPLOYMENT COMPENSATION $	$	$

WORKERS COMPENSATION	$	$

ALIMONY	$	$

CHILD SUPPORT	$	$

5

Healthcare Assistance Program
100 A-70

OTHER (SPECIFY)	$	$

INTEREST INCOME	$	$

TOTAL INCOME	$	$

******** USES OF CASH ********
BALANCE OUTSTANDING | MONTHLY PAYMENT

BANK LOANS:	$	$

BANK NAME:	$	$

BANK NAME:	$	$

CREDIT CARDS:
COMPANY:	$	$

COMPANY:	$	$

COMPANY:	$	$

OTHER:
HOUSE PAYMENT/RENT:

CAR/TRUCK PAYMENTS:	$	$

HOME INSURANCE PAYMENT:	$	$

CAR/TRUCK INSURANCE PAYMENT:	$	$

UTILITIES:	$	$

TELEPHONE:

MEDICAL BILLS:
NAME:	$	$

NAME:	$	$

NAME:	$	$

NAME:	$	$

NAME:	$	$

OTHER (PLEASE SPECIFY):
NAME:	$	$

NAME:	$	$

TOTAL PAYMENTS

6

Healthcare Assistance Program
100 A-70
I authorize MUSKOGEE REGIONAL MEDICAL CENTER to verify any information given on this application with my employer or other party listed, including requesting a credit bureau report. I am submitting a copy of all current documents, such as my entire federal income tax return, pay check stubs, social security income verification, unemployment income verification, property documentation or other personal financial information, that supports the information provided on this application. I understand that I may be asked to submit additional documents supporting my current financial status.

PATIENT OR RESPONSIBLE PARTY SIGNATURE

DATE

If your income is different from the income tax return attached, please explain below, the reasons(s) for the change in income.

COMMENTS:

7

Healthcare Assistance Determination Worksheet
Guarantor Name:____________________
          SS#:___________________
Guarantor Reported Income: $______________ Family Size:___________
Outstanding MRMC Debt: $______________

	Poverty	150% of	200% of	250% of
Family Size	Guideline	Guideline	Guideline	Guideline
1
2
3
4
5
6
Recommendation: ____Approve ____Deny            Based On: ____Income Level ____Medical Need
Discount Qualification: ___100% ___75% ___50% ____Other %
Effective Period for Charity Approval: ____/____/____ to ____/____/____
Submitted By:________________________ Date:________________
APPROVED BY:
PFS Director:________________________ Date:________________
VP/CFO:________________________ Date:________________
Data Entry Completed By:____________________ Date:________________
Amount of Adjustment: $________
CHAR Insurance mnemonic added to accounts pending insurance payment________

List of Guarantor accounts and all application documentation should remain attached to this form
20xx Federal Poverty Guidelines

Healthcare Assistance Program Application Analysis

	Weekly Income (or)	$0
GUARANTOR INCOME	Monthly Income	$0
	Total annual income	$0

	Weekly Income (or)	$0
HOUSE/OTHER FAMILY INCOME	Monthly Income	$0
	Total annual income	$0

FAMILY (HOUSEHOLD) SIZE		$0

EXPENSE TO INCOME ANALYSIS	Note	Monthly Cost	Annual Cost
Mortgage or rent		$0	$0
Phone		$50	$600
Electricity		$100	$1,200
[___]s		$50	$600
Water and sewer		$50	$600
Waste removal		$30	$360
[__od]		$300	$3,600
Auto/Transportation Payment		$0	$0
Auto Insurance		$0	$0
Other		$0	$0
Subtotals		$580	$6,960

VEHICLES/BOATS/TRAILERS	Market Cost	Loan Balance	Difference
1 Make/Model	$0	$0	$0
2 Make/Model	$0	$0	$0
3 Make/Model			$0
Motorcycle/ATV			$0
			$0
			$0
			$0
Subtotals	$0	$0	$0

BANK CHECKING ACCOUNT	Balance
Starting Balance	$0
Deposits	$0
Withdrawals	$0
Fees	$0
Balance Subtotal	$0

FARM EQUIPMENT	Market Value	Loan Balance	Difference
Tractors			$0
Buildings			$0
__mplements			$0
Subtotals	$0	$0	$0

LIVESTOCK	Cash Value
Cattle	$0
Horses	$0
Other	$0
Other	$0

Other
Subtotals

INCOME (INCLUDE IN TOP BOXES)	Weekly Income	Monthly Income		Annual Income
[__________ ployment]				$0
				$0
Social Security	$0	$		$0
[__FDC] - Welfare				$0
Unemployment Compensation	$0			$0
Alimony/Child Support				$0
Worker’s Compensation				$0
Subtotals			$0	$0

Up to 150% of POVERTY GUIDELINE — Discount 100%	#N/A
Up to 200% of POVERTY GUIDELINE — Discount 75%	#N/A
Up to 250% of POVERTY GUIDELINE — Discount 50%	#N/A
ANNUAL FAMILY INCOME	$0
DISCOUNT QUALIFICATION % (for income level basis)

MEDICAL EXPENSES	Monthly Cost	Balance	Annual Total
Prescription Medication	$0	$0	$0
Hospital (not including MRMC)		$0	$0
Physician		$0	$0
Durable Medical Equipment			$0
Other Medical Equipment			$0
Medical Insurance Premiums			$0
MRMC			$0
Other			$0
Other			$0
Subtotals	$0	$0	$0

LOANS	Balance	Monthly Pay	Annual Total
Personal	$0	$0	$0
Student Loan	$0	$0	$0
Credit Card	$0	$0	$0
Credit card	$0	$0	$0
Credit card	$0	$0	$0
Other			$0
Subtotals	$0	$0	$0

TAXES	Refund	Amound Owed	Net
Federal	$0	$0	$0
State	$0	$0	$0
Local (Home, Personal Property)			$0
Other			$0
Subtotals	$0	$0	$0

SAVINGS OR INVESTMENTS	Starting Bal	Activity	End Balance
Retirement account	$0	$0	$0
Investment account	$0	$0	$0
Savings account #1	$0	$0	$0
Savings account #2			$0
Certificate of Deposit			$0
Other			$0
Other			$0
Other			$0
Subtotals			$0

LEGAL	Projected Cost	Actual Cost	Difference
Attorney			$0
Alimony			$0
Payments on lien or judgment			$0
Subtotals	$0	$0	$0

TOTAL ANNUAL INCOME			$0
TOTAL ANNUAL EXPENSES		90% Threshold $0.0	$6,960
TOTAL ASSETS			$0
TOTAL INCOME LESS EXPENSES			$(6,960)

Family Size	Poverty Guideline	150% of Guideline	200% of Guideline	250% of Guideline
1	$9,800.00	$14,700.00	$19,600.00	$24,500.00
2	$13,200.00	$19,800.00	$26,400.00	$33,000.00
3	$16,600.00	$24,900.00	$33,200.00	$41,500.00
4	$20,000.00	$30,000.00	$40,000.00	$50,000.00
5	$23,400.00	$35,100.00	$46,800.00	$58,500.00
6	$26,800.00	$40,200.00	$53,600.00	$67,000.00
7	$30,200.00	$45,300.00	$60,400.00	$75,500.00
8	$33,600.00	$50,400.00	$67,200.00	$84,000.00
9	$37,000.00	$55,500.00	$74,000.00	$92,500.00
10	$40,400.00	$60,600.00	$80,800.00	$101,000.00
11	$43,800.00	$65,700.00	$87,600.00	$109,500.00
12	$47,200.00	$70,800.00	$94,400.00	$118,000.00
13	$50,600.00	$75,900.00	$101,200.00	$126,500.00
14	$54,000.00	$81,000.00	$108,000.00	$135,000.00
15	$57,400.00	$86,100.00	$114,800.00	$143,500.00
Discount	100%	100%	75%	50%

Schedule 17.2
Brokers
The Trust Parties engaged Juniper Advisory, Ltd. to advise it in connection with the transaction contemplated by this Agreement.